EXECUTION VERSION Certain identified information has been excluded from this Exhibit 99.3 because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BENEFICIENT COMPANY HOLDINGS, L.P. Dated as of July 15, 2020 THE PARTNERSHIP UNITS OF BENEFICIENT COMPANY HOLDINGS, L.P. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE GENERAL PARTNER AND THE APPLICABLE LIMITED PARTNER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS; THIS LIMITED PARTNERSHIP AGREEMENT; AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE GENERAL PARTNER AND THE APPLICABLE LIMITED PARTNER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME. 737868395

Table of Contents

		Page
Article I.	DEFINITIONS	1
Section 1.01.	Definitions	1
Article II.	FORMATION, TERM, PURPOSE AND POWERS	20
Section 2.01.	Formation	20
Section 2.02.	Name	21
Section 2.03.	Term	21
Section 2.04.	Offices	21
Section 2.05.	Agent for Service of Process; Existence and Good Standing; Foreign Qualification	21
Section 2.06.	Business Purpose	22
Section 2.07.	Powers of the Partnership	22
Section 2.08.	Partners; Admission of New Partners	22
Section 2.09.	Withdrawal	22
Section 2.10.	Investment Representations of Partners	22
Article III.	MANAGEMENT	23
Section 3.01.	General Partner	23
Section 3.02.	Compensation	23
Section 3.03.	Expenses	23
Section 3.04.	Officers	24
Section 3.05.	Additional Subsidiaries; Charities	25
Section 3.06.	Authority of Partners	25
Section 3.07.	Action by Written Consent or Ratification	26
Section 3.08.	Additional General Partner	26
Article IV.	DISTRIBUTIONS	27
Section 4.01.	Distributions in General	27
Section 4.02.	Tax Distributions and Redemptions	28
Section 4.03.	Liquidation Distribution	29
Section 4.04.	Disproportionate Distributions	29
Section 4.05.	Limitations on Distribution	30
Section 4.06.	Distribution of Sales Proceeds	30
Article V.	CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS	31
Section 5.01.	Capital Contributions	31
Section 5.02.	Capital Accounts	31
Section 5.03.	Additional Capital Contributions	31
Section 5.04.	Allocations of Profits and Losses	32

(i)

737868395

Section 5.05.	Special Allocations	37
Section 5.06.	Tax Allocations	39
Section 5.07.	Tax Advances	40
Section 5.08.	Tax Matters	40
Section 5.09.	Other Allocation Provisions	41
Section 5.10.	Subclass 2 FLP Unit Accounts	41
Article VI.	BOOKS AND RECORDS; REPORTS	42
Section 6.01.	Books and Records	42
Article VII.	PARTNERSHIP UNITS	43
Section 7.01.	Units	43
Section 7.02.	Register	44
Section 7.03.	Registered Partners	44
Section 7.04.	Issuance of Additional Class S Units	44
Section 7.05.	Conversion of Class S Preferred Units	45
Section 7.06.	Conversion of Class S Ordinary Units	46
Section 7.07.	Combinations of Fractional Class S Units	46
Section 7.08.	Conversion of Preferred Series Unit Accounts	46
Section 7.09.	Optional Redemption of Preferred Series B Unit Accounts and Preferred Series A Subclass 3 Unit Accounts	48
Section 7.10.	Mandatory Redemption of Preferred Series Unit Accounts	48
Section 7.11.	Preemptive Rights	49
Section 7.12.	Additional Issuances and Indebtedness	50
Section 7.13.	Adjustments to Conversion Price; Elective Conversion Upon Partnership Sale or Dissolution	50
Section 7.14.	Redemption Limitation	51
Article VIII.	TRANSFER RESTRICTIONS	51
Section 8.01.	Limited Partner Transfers	51
Section 8.02.	Mandatory Exchanges	52
Section 8.03.	Encumbrances	52
Section 8.04.	Further Restrictions	52
Section 8.05.	Rights of Assignees	53
Section 8.06.	Admissions, Withdrawals and Removals	53
Section 8.07.	Admission of Assignees as Substitute Limited Partners	54
Section 8.08.	Withdrawal and Removal of Limited Partners	54
Section 8.09.	Indirect Transfer to an Equity Holder	54
Article IX.	DISSOLUTION, LIQUIDATION AND TERMINATION	55
Section 9.01.	No Dissolution	55
Section 9.02.	Events Causing Dissolution	55
Section 9.03.	Distribution upon Dissolution	56
Section 9.04.	Time for Liquidation	56

(ii)

737868395

Section 9.05.	Termination	56
Section 9.06.	Claims of the Partners	56
Section 9.07.	Survival of Certain Provisions	57
Article X.	LIABILITY AND INDEMNIFICATION	57
Section 10.01.	Liability of Partners	57
Section 10.02.	Indemnification	58
Section 10.03.	Exculpation	61
Article XI.	MISCELLANEOUS	61
Section 11.01.	Severability	61
Section 11.02.	Notices	61
Section 11.03.	Cumulative Remedies	62
Section 11.04.	Binding Effect	62
Section 11.05.	Interpretation	62
Section 11.06.	Counterparts	62
Section 11.07.	Further Assurances	63
Section 11.08.	Entire Agreement	63
Section 11.09.	Governing Law	63
Section 11.10.	Dispute Resolution	63
Section 11.11.	Expenses	65
Section 11.12.	Amendments and Waivers	66
Section 11.13.	No Third Party Beneficiaries	67
Section 11.14.	Headings	67
Section 11.15.	Power of Attorney	67
Section 11.16.	Separate Agreements; Schedules	68
Section 11.17.	Partnership Status	68
Section 11.18.	Delivery by Email	68

ANNEXES:

Annex A Form of Joinder Agreement

EXHIBITS:

Exhibit A Exchange Fund Portfolio Interests

SCHEDULES:

Schedule A Quarterly Rate Cap

(iii)

737868395

FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BENEFICIENT COMPANY HOLDINGS, L.P. This FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of Beneficient Company Holdings, L.P. (the “Partnership”) is made as of the 15th day of July, 2020, by and among The Beneficient Company Group, L.P., a limited partnership formed under the laws of the State of Delaware, as general partner, and the Limited Partners (as defined herein) of the Partnership. WHEREAS, the Partnership was formed as a limited partnership pursuant to the Act, by the filing of a Certificate of Limited Partnership (the “Certificate”) with the Office of the Secretary of State of the State of Delaware and the execution of the Limited Partnership Agreement of the Partnership dated as of May 14, 2010, which Limited Partnership Agreement was (i) initially amended and restated pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership dated as of September 1, 2017 (the “Previous Agreement”), (ii) subsequently amended and restated pursuant to that certain Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of December 27, 2018, (iii) further amended and restated pursuant to that certain Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 1, 2019; and (iv) further amended and restated pursuant to that certain Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 26, 2019, as amended by that First Amendment effective as of April 26, 2019 (the “Existing Agreement”); and WHEREAS, the parties hereto desire to enter into this Fifth Amended and Restated Limited Partnership Agreement of the Partnership to amend the Existing Agreement and to, amongst other things, provide for the creation of new series of Preferred Series Unit Accounts. NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Existing Agreement in its entirety to read as follows: ARTICLE I. DEFINITIONS Section 1.01. Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined): “Act” means, the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time. “Additional Credit Amount” has the meaning set forth in Section 4.02(c). “Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted: (a) by taking into account the adjustments, - 1 - 737868395 allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (b) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. “Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. “Agent GP” has the meaning set forth in Section 3.08. “Agreement” has the meaning set forth in the preamble of this Agreement. “Alternative Asset Financing Portfolio” means the portfolio of illiquid financial and alternative assets, including investments in private equity funds, mezzanine funds, venture capital funds, private real estate, gated hedge funds, life settlements and other similar financial and alternative assets, to be loaned against or acquired by the Partnership or its Subsidiaries in the ordinary course of the Partnership’s trust products and services business. “Amended Tax Amount” has the meaning set forth in Section 4.02(c). “Annual Conversion Amount” means, with respect to any holder, an amount, determined as of such measurement period, equal to (a) the Sub-Capital Account attributable to the Preferred Series A Unit Accounts (other than Preferred Series A Subclass 2 Unit Accounts) held by such holder as of January 1, 2021, multiplied by (b) the Annual Factor, minus (c) the aggregate amount of such holder’s Sub-Capital Account attributable to any Preferred Series A Unit Accounts (other than Preferred Series A Subclass 2 Unit Accounts) previously converted pursuant to Section 7.08. “Annual Factor” means: (a) 20%, if the Annual Conversion Amount is being calculated for calendar year 2021; (b) 40%, if the Annual Conversion Amount is being calculated for calendar year 2022; (c) 60%, if the Annual Conversion Amount is being calculated for calendar year 2023; (d) 80%, if the Annual Conversion Amount is being calculated for calendar year 2024; or (e) 100%, if the Annual Conversion Amount is being calculated for calendar year 2025 or thereafter. “Annual Preferred Series B Rate” means 8% per annum. “Annual Preferred Series B Return” means for any given Fiscal Year (or portion thereof, for which a pro-rated Annual Preferred Series B Return shall apply), the amount equal to a Preferred Series B Unit Account holder’s (a) Hypothetical Preferred Opening Capital Account Balance multiplied by (b) Annual Preferred Series B Rate. “Annualized Revenues” has the meaning set forth in Schedule A. - 2 - 737868395

“Assignee” has the meaning set forth in Section 8.05. “Assumed Tax Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate (including the rate of taxes under Section 1411 of the Code) for a Fiscal Year prescribed for an individual resident in New York, New York (taking into account (a) the nondeductiblity of expenses subject to the limitations described in Sections 67 and 68 of the Code and (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income, but not taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes). For the avoidance of doubt, the Assumed Tax Rate will be the same for all Partners. “Available Cash” means, with respect to any fiscal period, the amount of cash on hand which the General Partner, in its reasonable discretion, deems available for distribution to the Partners, taking into account all debts, liabilities and obligations of the Partnership then due and amounts which the General Partner, in its reasonable discretion, deems reasonably necessary or advisable to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Partnership’s operations and for anticipated debts, liabilities and obligations of the Partnership, in each case, which shall be consistent with the previously approved annual budget of the Partnership, if any. “Available Cash Flow” means, the lesser of (a) the Available Cash held by the Partnership and (b) 25% of the Profits that would be allocable to the Class S Units and Class A Units under Section 5.04(a)(viii) minus the amount of Tax Distributions made to Class S Units and Class A Units, in each case, with respect to such Fiscal Quarter. “Available Redeeming Cash” has the meaning set forth in Section 7.09. “Base Rate” means (a) 0.5% prior to the Initial Public Listing and (b) 0.75% following the Initial Public Listing. “BEN Holdings Partnerships” means, collectively, the Partnership and any current or future entity owned in whole or in part by the Partnership except for those entities determined by the General Partner, in its reasonable discretion, not to be BEN Holdings Partnerships. “Book Difference Allocation Amount” means, at any time, an amount equal to (a) the product of (i) the amount of the aggregate capital account balances, as of the time of computation, of all outstanding Class A Units and Class S Units plus [*]. “BTC Subsidiary Corporation” means, collectively, Beneficient Corporate Holdings, L.L.C. and any current or future direct or indirect Subsidiaries of the Partnership designated as such by the General Partner in its reasonable discretion. “BTC Subsidiary Partnership” means, collectively, Beneficient Management Holdings, L.P. and any current or future direct or indirect Subsidiaries of the Partnership designated as such by the General Partner in its reasonable discretion. - 3 - 737868395

“BTC Subsidiary Profit and Loss” means the sum of Subsidiary Class S/P Tax Amount, Subsidiary Class S/P Post-Tax Amount, and Subsidiary Class A Profit (in each case, whether or not distributed), provided that, this definition of BTC Subsidiary Profit and Loss shall be amended to take into account any re-structuring or other change to a BTC Subsidiary Corporation or BTC Subsidiary Partnership as deemed appropriate by the General Partner in its reasonable discretion. “Capital Account” means the separate capital account maintained for each Partner in accordance with Section 5.02(a). “Capital Contribution” means, with respect to any Partner, the aggregate amount of money contributed to the Partnership and the Carrying Value of any property (other than money), net of any liabilities assumed by the Partnership upon contribution or to which such property is subject, contributed to the Partnership pursuant to Article V. “Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) (including the issuance of a Noncompensatory Option and the conversion of Preferred Series B Unit Accounts), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership interest is relinquished to the Partnership; (d) the date of any adjustment to carrying value under the agreement of limited partnership of the General Partner; or (e) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall not be made if the General Partner, in its reasonable discretion, decides such changes are not necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis. For the avoidance of doubt, adjustments to the Carrying Value, as defined here, of any assets held directly or indirectly by the Partnership (including interests in, or assets held through, Subsidiaries treated as corporations for U.S. federal income tax purposes) shall be made in a manner reasonably determined by the General Partner in its reasonable discretion to reflect the overall allocations among the Partnership and its Subsidiaries. In the event of the issuance of Units pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Unit differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Unit shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Partnership property and the - 4 - 737868395

Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Units for a de minimis amount of cash or contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership interest, or in the event of an issuance of a de minimis amount of Partnership interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a revaluation event described in this definition of Carrying Value, a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such unrealized gain or unrealized loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership interests (or, in the case of a revaluation event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Units acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such reasonable method of valuation as it may adopt. “Certificate” has the meaning set forth in the recitals of this Agreement. “Class” means the classes of Units into which the interests in the Partnership may be classified or divided from time to time by the General Partner in its reasonable discretion pursuant to the provisions of this Agreement. As of the date of this Agreement the only Classes are the Class A Units, the Class S Units, the FLP Unit Accounts and the Preferred Series Unit Accounts. Subclasses within a Class shall not be separate Classes for purposes of this Agreement or the Act. For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the General Partner in accordance with this Agreement, shall be deemed to be a class of limited partner interests in the Partnership. For the avoidance of doubt, to the extent that the General Partner holds limited partner interests of any Class, the General Partner shall not be deemed to hold a separate Class of such interests from any other Limited Partner because it is the General Partner. “Class A Units” means the Units of partnership interest in the Partnership designated as the “Class A Units” herein and having the rights pertaining thereto as are set forth in this Agreement, including both the Subclass 1 Class A Units and the Subclass 2 Class A Units provided, however, that only the Subclass 1 Class A Units shall track to the Common Units of Issuer and therefore be encumbered by the Common Units pursuant to Section 7.01(c) of this Agreement and Section 5.6(d) of the Issuer Partnership Agreement. “Class P Interests” means the units or other ownership interests that are designated as “Class P” in each BTC Subsidiary Partnership or PEN Subsidiary LTD, as set forth in their respective governing documents. - 5 - 737868395

“Class R Interests” means the units or other ownership interests that are designated as “Class R” in each BTC Subsidiary Partnership or PEN Subsidiary LTD, as set forth in their respective governing documents. “Class S Ordinary Units” means Units of partnership interest in the Partnership designated as the “Class S Ordinary Units” herein and having the rights pertaining thereto as are set forth in this Agreement and convertible to Common Units in accordance with the Exchange Agreement and Section 7.06. “Class S Preferred Units” means Units of partnership interest in the Partnership designated as the “Class S Preferred Units” herein and having the rights pertaining thereto as are set forth in this Agreement and convertible to Class S Ordinary Units in accordance with Section 7.05. “Class S Units” means the Class S Ordinary Units and the Class S Preferred Units. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Common Units” means common units representing limited partner interests in the Issuer. “Consenting Party” has the meaning set forth in Section 11.10(a). “Contingencies” has the meaning set forth in Section 9.03(a). “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person. “Conversion Amount” has the meaning set forth in Section 7.08(c). “Counselors” means Beneficient Management Counselors, L.L.C., a Delaware limited liability company. “CPI-U” means the seasonally adjusted Consumer Price Index for All Urban Consumers published by the U.S. Bureau of Labor Statistics. “Credit Amount” has the meaning set forth in Section 4.02(c). “Creditable Non-U.S. Tax” means a non-U.S. tax paid or accrued for United States federal income tax purposes by the Partnership, in either case to the extent that such tax is eligible for credit under Section 901(a) of the Code. A non-U.S. tax is a Creditable Non-U.S. Tax for these purposes without regard to whether a Partner receiving an allocation of such non-U.S. tax elects to claim a credit for such amount. This definition is intended to be consistent with the term - 6 - 737868395

“creditable foreign tax” in Treasury Regulations Section 1.704-1(b)(4)(viii), and shall be interpreted consistently therewith. “Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 8.06. “Disabling Event” means the General Partner ceasing to be the general partner of the Partnership pursuant to Section 17-402 of the Act. “Dispute” has the meaning set forth in Section 11.10(a). “Dissolution Event” has the meaning set forth in Section 9.02. “Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever. “Equity Securities” means (a) Units or other equity interests in the Partnership (including Class A Units, Class S Units, Preferred Series Unit Accounts and FLP Unit Accounts or other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership), (b) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Partnership and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Partnership. “ERISA” means The Employee Retirement Income Security Act of 1974, as amended. “Excess” has the meaning set forth in Section 7.04(b)(iv). “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Agreement” means one or more exchange agreements providing for the exchange of BEN Holdings Partnerships partnership units or other securities issued by partners, members or other equityholders, as applicable, of the General Partner, the BEN Holding Partnerships and any of their Subsidiaries for Common Units, or the distribution of cash in lieu of Common Units, as may be contemplated by the Registration Statement, this Agreement or the limited partnership or operating agreement of any BEN Holdings Partnership. “Exchange Transaction” means an exchange of Units for Common Units or cash pursuant to, and in accordance with, the Exchange Agreement or, if the Issuer and the exchanging Limited Partner shall mutually agree, a Transfer of Units to the Issuer, the Partnership or any of their Subsidiaries for other consideration. - 7 - 737868395

“Excluded Amounts” means (a) BTC Subsidiary Profit and Loss, (b) Subsidiary Revenue, (c) [*]% of Subsidiary Core Profit, (d) Subsidiary Independent Profit, and (e) amounts allocated pursuant to Section 5.04(f) through Section 5.04(j). “Executive Committee” means the Executive Committee of the Board of Directors or other governing authority of Parent constituted in accordance with the governing documents of Parent or, in the event there is no such Executive Committee, then a committee of the Board of Directors of Parent composed of those members (or the duly appointed successors of those members) who served on the Executive Committee immediately before the Executive Committee ceased to exist. “Existing Agreement” has the meaning set forth in the recitals of this Agreement. “Final Tax Amount” has the meaning set forth in Section 4.02(c). “Fiscal Quarter” means, as applicable, a three-month period commencing on January 1, April 1, July 1 or October 1. “Fiscal Year” means, unless otherwise determined by the General Partner in its reasonable discretion in accordance with Section 11.12, (a) the period commencing upon the formation of the Partnership and ending on December 31, 2010 or (b) any subsequent twelve- month period commencing on January 1 and ending on December 31. “FLP Unit Account” means an account having the rights and obligations specified in this Agreement and convertible to Class S Units in accordance with Section 7.04. References to “FLP Unit Accounts” include Subclass 1 and Subclass 2 FLP Unit Accounts. For the avoidance of doubt, FLP Unit Accounts are not Class A Units, Class S Units or Preferred Series Unit Accounts. “GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time. “General Partner” means The Beneficient Company Group, L.P., a limited partnership formed under the laws of the State of Delaware, or any additional and/or successor general partner admitted to the Partnership in accordance with the terms of this Agreement, acting in its capacity as a general partner of the Partnership. “Hypothetical Class S Preferred Opening Capital Account Balance” means the balance of the Sub-Capital Account associated with a holder’s Class S Preferred Units as of the first day of a particular Fiscal Quarter, calculated on a compounded basis as if such Class S Preferred Units had been increased by an amount equal to the Quarterly Class S Preferred Return for all previous Fiscal Quarters, after making appropriate adjustments for any redemptions, conversions and distributions and excluding any allocations of Profit or Loss; provided, however, that in the event that any Class S Preferred Unit is to be converted or redeemed on a date that is not the first day of a Fiscal Quarter, then such applicable Hypothetical Class S Preferred Opening Capital Account Balance shall be determined as of such date, taking into account the proportionate Quarterly Class S Preferred Return for such period. - 8 - 737868395

“Hypothetical Preferred Opening Capital Account Balance” means the balance of the Sub-Capital Account associated with a holder’s Preferred Series Unit Account as of the first day of a particular Fiscal Year or Fiscal Quarter, as applicable, calculated on a compounded basis as if such Preferred Series Unit Account had been increased by an amount equal to: (a) in the case of Preferred Series B Unit Accounts, the Annual Preferred Series B Return for all previous Fiscal Years, after making appropriate adjustments for any redemptions, conversions and distributions and excluding any allocations of Profit or Loss; (b) in the case of each of the Preferred Series A Unit Accounts, the applicable Quarterly Preferred Series A Return for all previous Fiscal Quarters, in each case after making appropriate adjustments for any redemptions, conversions and distributions and excluding any allocations of Profit or Loss; and (c) in the case of the Preferred Series C Unit Accounts, the applicable Quarterly Preferred Series C Return for all previous Fiscal Quarters, in each case after making appropriate adjustments for any redemptions, conversions and distributions and excluding any allocations of Profit or Loss; provided, however, that in the event that any Preferred Series Unit Account is to be converted or redeemed on a date that is not the first day of a Fiscal Year or Fiscal Quarter, as applicable, then the Hypothetical Preferred Opening Capital Account Balance shall be determined as of such date, taking into account the proportionate Annual Preferred Series B Return, Quarterly Preferred Series A Return or Quarterly Preferred Series C Return, as applicable, for such period. “Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person. “Indebtedness” means the long-term indebtedness of the Partnership and its Subsidiaries, on a consolidated basis, as set forth on the most recent quarterly or annual financial statements of the Partnership. “Indemnitee” means (a) the General Partner, (b) the general partner of the General Partner, (c) any member of the general partner of the General Partner, (d) any Departing General Partner, (e) any additional or substitute General Partner, (f) any Person who is or was a tax matters partner, officer or director of the Partnership, the General Partner or any additional or substitute General Partner or of the general partner of the General Partner, (g) any Limited Partner, (h) any officer or director of the General Partner or any additional or substitute General Partner who is or was serving at the request of the General Partner or any additional or substitute General Partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee- for-services basis, trustee, fiduciary or custodial services, (i) any Person the General Partner in its reasonable discretion designates as an “Indemnitee” for purposes of this Agreement (which such designation may be made at any time, including after any liability arises) and (j) any heir, executor or administrator with respect to Persons named in clauses (a) through (i). “Inflation Adjustment Amount” means for a given holder of Units, as of any determination date, the percentage change, if positive, to the CPI-U from (a) the date of the last allocation of Profits to such holder to (b) such determination date. - 9 - 737868395

“Initial Public Listing” means any transaction, event or agreement, including without limitation the effectiveness of the initial registration of the Common Units, (a) resulting in the listing of the Common Units (or any securities into which the Common Units may be exchanged in a business combination or other transaction or series of related transactions) on a national securities exchange or quotation in an automated quotation system or (b) pursuant to which the Common Units, whether automatically or by election of the holder thereof, the Partnership or any other Person, are convertible or exchangeable into equity securities listed on a national securities exchange or quotation in an automated quotation system. “Issuer” means The Beneficient Company Group, L.P., a limited partnership formed under the laws of the State of Delaware, or any successor thereto. “Issuer General Partner” means Beneficient Management L.L.C., a limited liability company formed under the laws of the State of Delaware and the general partner of the Issuer, or any successor general partner of the Issuer. “Issuer Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer, as such agreement of limited partnership may be amended, supplemented or restated from time to time. “Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Partnership or any Partner, as the case may be. “Limited Partner” means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership, and, for purposes of Section 8.01, Section 8.02, and Section 8.03, acting in their capacity as a limited partner of the Partnership. “Liquidating Proceeds” has the meaning set forth in Section 9.03(b). “Liquidation Agent” has the meaning set forth in Section 9.03. “Minimum Retained Earnings” means, at any time of measurement, an amount equal to (a) the sum of the Hypothetical Preferred Opening Capital Account Balances for all Preferred Series Unit Accounts, plus (b) the sum of the Hypothetical Class S Preferred Opening Capital Account Balances for all then issued and outstanding Class S Preferred Units, plus (c) the sum of all capital contributions made by Class A Units, and plus (d) the aggregate amount of any Carrying Value adjustments related to such Classes of Units pursuant to Section 5.04(f) and Section 5.04(g). “NAV” means the net asset value (calculated by the Partnership in accordance with its customary procedures) of the Partnership’s Alternative Asset Financing Portfolio plus, without duplication, all cash held or controlled by the Partnership or its Affiliates (as of the date of determination). “Net Taxable Income” has the meaning set forth in Section 4.02(a). - 10 - 737868395

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f). “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions of the Partnership for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that Fiscal Year, determined according to the provisions of Treasury Regulations Section 1.704-2(c). “Officer” means each Person designated in writing as an officer of the Partnership by the General Partner pursuant to and in accordance with the provisions of Section 3.04, subject to any resolutions of the General Partner appointing such Person as an officer of the Partnership or relating to such appointment. “Option Agreement” has the meaning set forth in Section 7.08(f) “Parent” means Beneficient Management, L.L.C., a Delaware limited liability company and general partner of the Issuer. “Parent LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Parent, as it may be amended or amended and restated from time to time. “Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3). “Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2). “Partners” means, at any time, each person listed as a Partner (including the General Partner) on the books and records of the Partnership, in each case for so long as he, she or it remains a partner of the Partnership as provided hereunder. “Partnership” has the meaning set forth in the preamble of this Agreement. “Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). “Partnership Register” has the meaning set forth in Section 2.08. “Partnership Sale” means, unless otherwise determined by the General Partner in its reasonable discretion, the sale, exchange, or other disposition, or sale of control, in one or more related transactions (transactions occurring within any 36 month period shall be deemed to be related unless determined otherwise by the General Partner in its reasonable discretion), of or over, (a) the Partnership, (b) 40% or more of the Partnership’s total assets (by value), or (c) assets of - 11 - 737868395 any direct or indirect Subsidiary of the Partnership provided that such sale(s), exchange(s), or other disposition(s) represents more than 40% of the Partnership’s total assets (by value). “PEN Disposition” has the meaning set forth in Section 3.06(c). “PEN Entities” has the meaning set forth in Section 3.06(c). “PEN Holdings Partnerships” means, collectively, PEN Company Holdings, L.P., once formed, and any future partnership designated by the General Partner in its reasonable discretion as a PEN Holdings Partnership for purposes of this Agreement. “PEN Issuer General Partner” means The PEN Indemnity Insurance Company, L.P., a Bermuda exempted limited partnership, and its successors and permitted assigns that are admitted to a PEN Holdings Partnership as general partner, each in its capacity as a general partner of a PEN Holdings Partnership (except as the context otherwise requires). “PEN Subsidiary LTD” means The PEN Indemnity Insurance Company, L.P., its direct or indirect Subsidiaries, and any current or future direct or indirect Subsidiaries of the Partnership designated as such by the General Partner in its reasonable discretion. “PEN Successor Entity” has the meaning set forth in Section 3.06(c). “Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof. “Pledge Default” has the meaning set forth in Section 3.08. “Preemptive Investor Portion” means, with respect to any Preemptive Holder, that proportion that the Class S Ordinary Units then held by such Preemptive Holder (including all Class S Ordinary Units then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any other Equity Securities then held by such Preemptive Holder) bears to the total Class S Ordinary Units of the Partnership then outstanding (assuming full conversion and/or exercise, as applicable, of all other Equity Securities then outstanding). “Preemptive Holder” has the meaning set forth in Section 7.11(a). “Preemptive Rights Notice” has the meaning set forth in Section 7.11(b). “Preferred Series A Subclass 0 Unit Accounts” has the meaning set forth in Section 7.01(a). “Preferred Series A Subclass 1 Unit Accounts” has the meaning set forth in Section 7.01(a). “Preferred Series A Subclass 2 Unit Accounts” has the meaning set forth in Section 7.01(a). - 12 - 737868395

“Preferred Series A Subclass 3 Unit Accounts” has the meaning set forth in Section 7.01(a). “Preferred Series A Unit Accounts” means the (a) Preferred Series A Subclass 0 Unit Accounts, (b) Preferred Series A Subclass 1 Unit Accounts, (c) Preferred Series A Subclass 2 Unit Accounts, and (d) Preferred Series A Subclass 3 Unit Accounts. “Preferred Series A Subclass 1/3 Unit Conversion Amount” has the meaning set forth in Section 7.08(b). “Preferred Series A Subclass 2/Series B Unit Conversion Amount” has the meaning set forth in Section 7.08(c). “Preferred Series A Subclass 0 Unit Conversion Amount” has the meaning set forth in Section 7.08(a). “Preferred Series A Subclass 0 Unit Conversion Price” means, either (x) prior to the Initial Public Listing, the per Common Unit fair market value as determined by the General Partner and (y) following the Initial Public Listing, the lesser of (i) $10.00 and (ii) if the Common Units are listed on a national securities exchange, the volume-weighted average closing price of a Common Unit as reported on the exchange on which the Common Units are traded for the twenty (20) days immediately prior to the applicable Quarterly Exchange Date, or if the Common Units are not listed on a national securities exchange, then the volume-weighted average closing price of a security traded on a national securities exchange or quoted in an automated quotation system into which the Common Units are convertible or exchangeable for the twenty (20) days immediately prior to the applicable Quarterly Exchange Date. “Preferred Series A Subclass 1/2/3 Unit Conversion Price” means either (x) prior to the Initial Public Listing, the per Common Unit fair market value as determined by the General Partner and (y) following the Initial Public Listing, if the Common Units are listed on a national securities exchange, the average closing price of a Common Unit as reported on the exchange on which the Common Units are traded for the thirty (30) day period ended immediately prior to the applicable Quarterly Exchange Date, or if the Common Units are not listed on a national securities exchange, then the average closing price of a security traded on a national securities exchange or quoted in an automated quotation system into which the Common Units are convertible or exchangeable for the thirty (30) day period ended immediately prior to the applicable Quarterly Exchange Date. “Preferred Series B Unit Accounts” has the meaning set forth in Section 7.01(a). “Preferred Series B Unit Conversion Price” means, subject to Section 7.13, an amount equal to the per Common Unit fair market value determined by the Executive Committee as at the time of such notice of election to convert, which amount shall also apply with respect to any conversion of the applicable Preferred Series B Unit Accounts prior to the Initial Public Listing in connection with a Partnership Sale, distribution of Liquidating Proceeds pursuant to Section 9.03. - 13 - 737868395

“Preferred Series C Unit Accounts” has the meaning set forth in Section 7.01(a). “Preferred Series Unit Account” means an account representing an interest in the Partnership designated as a “Preferred Series Unit Account” herein and having the rights pertaining thereto as are set forth in this Agreement. For the avoidance of doubt, Preferred Series Unit Accounts are not Class A Units, Class S Units, or FLP Unit Accounts. Preferred Series Unit Accounts shall include Preferred Series A Subclass 0 Unit Accounts, Preferred Series A Subclass 1 Unit Accounts, Preferred Series A Subclass 2 Unit Accounts, Preferred Series A Subclass 3 Unit Accounts, Preferred Series B Unit Accounts and Preferred Series C Unit Accounts. “Previous Agreement” has the meaning set forth in the recitals of this Agreement. “Primary Indemnification” has the meaning set forth in Section 10.02(a). “Pro Rata” means (a) when used with respect to each category of Units, or any class, accounts or series thereof, apportioned equally among all designated Units (or categories, classes or series thereof) or in accordance with Sub-Capital Account balances with respect to the Preferred Series Unit Accounts and FLP Unit Accounts, and, to the extent applicable, the General Partner interest, in accordance with their relative Total Percentage Interests and (b) when used with respect to Partners, apportioned among all Partners in accordance with their relative Total Percentage Interests. For the avoidance of doubt, Pro Rata apportionments under this Agreement are made without conversion of any outstanding Class S Preferred Units into Class S Ordinary Units. “Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof (including, for the avoidance of doubt, with respect to the sale or other disposition of any Subsidiary of the Partnership or of assets used in the operation of the Partnership), determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (e) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items. - 14 - 737868395

“Quarterly Class S Preferred Rate” means a fraction the numerator of which is (a) the sum of the Inflation Adjustment Amount, plus 0.75%, and the denominator of which is (b) 1 minus the Assumed Tax Rate based on the Partnership’s most recently filed IRS form 1065; provided, however, that if, based on the Annualized Revenues for the then applicable period, a Quarterly Rate Cap applies, such Quarterly Class S Preferred Rate for such period shall not exceed such Quarterly Rate Cap. “Quarterly Class S Preferred Return” means for any given Fiscal Quarter (or portion thereof, for which a pro-rated Quarterly Class S Preferred Return shall apply), the amount equal to a Class S Preferred Unit holder’s Hypothetical Class S Preferred Opening Capital Account Balance multiplied by the Quarterly Class S Preferred Rate. “Quarterly Exchange Date” means, for each Fiscal Quarter, (a) prior to the Initial Public Listing, the last day of such Fiscal Quarter and (b) following the Initial Public Listing, the date that is the later to occur of either: (i) the third business day after the date of an earnings release for the prior Fiscal Quarter; or (ii) the first day following the earnings release for the prior Fiscal Quarter that directors and executive officers of the Issuer or the Issuer General Partner are permitted to trade under the applicable policies of the Issuer and Issuer General Partner relating to trading by directors and executive officers. “Quarterly Preferred Series A Rate” means a fraction the numerator of which is (a) the sum of the Inflation Adjustment Amount, plus the Base Rate, and the denominator of which is (b) 1 minus the Assumed Tax Rate based on the Partnership’s most recently filed IRS form 1065; provided, however, that if, based on the Annualized Revenues for the then applicable period, a Quarterly Rate Cap applies, such Quarterly Preferred Series A Rate for such period shall not exceed such Quarterly Rate Cap. “Quarterly Preferred Series A Return” means (a) with respect to Preferred Series A Subclass 0 Unit Accounts, means for any given Fiscal Quarter (or portion thereof, for which a pro- rated Quarterly Preferred Series A Return shall apply), the product of (i) the sum of (A) the amount equal to such Preferred Series A Subclass 0 Unit Account holder’s Hypothetical Preferred Opening Capital Account Balance plus (B) the amount equal to such Preferred Series A Subclass 0 Unit Account holder’s Total Preferred Series A Return multiplied by (ii) the Quarterly Preferred Series A Rate; (b) with respect to Preferred Series A Subclass 1 Unit Accounts, means for any given Fiscal Quarter (or portion thereof, for which a pro- rated Quarterly Preferred Series A Return shall apply), the product of (i) the sum of (A) the amount equal to such Preferred Series A Subclass 1 Unit Account holder’s Hypothetical Preferred Opening Capital Account Balance plus (B) the amount equal to such Preferred Series A Subclass 1 Unit Account holder’s Total Preferred Series A Return multiplied by (ii) the Quarterly Preferred Series A Rate, except that the Quarterly Preferred Series A Return attributable to such Preferred Series A Subclass 1 Unit Accounts shall be reduced by the Quarterly Preferred Series A Return attributable to the Preferred Series A Subclass 2 Unit Accounts pursuant to subclause (c) below; (c) with respect to Preferred Series A Subclass 2 Unit Accounts, means for any given Fiscal Quarter (or portion thereof, for which a pro- rated Quarterly Preferred Series A Return shall apply), the amount equal to such Preferred Series A Subclass 2 Unit Account holder’s Hypothetical Preferred Opening Capital Account Balance multiplied by the Quarterly Preferred Series A Rate; and (d) with respect to Preferred Series A - 15 - 737868395

Subclass 3 Unit Accounts, means for any given Fiscal Quarter (or portion thereof, for which a pro- rated Quarterly Preferred Series A Return shall apply), the amount equal to a Preferred Series A Subclass 3 Unit Account holder’s Hypothetical Preferred Opening Capital Account Balance multiplied by the Quarterly Preferred Series A Rate. “Quarterly Preferred Series C Rate” means a fraction the numerator of which is (a) the sum of the Inflation Adjustment Amount, plus the Base Rate, and the denominator of which is (b) 1 minus the Assumed Tax Rate based on the Partnership’s most recently filed IRS form 1065; provided, however, that if, based on the Annualized Revenues for the then applicable period, a Quarterly Rate Cap applies, such Quarterly Preferred Series C Rate for such period shall not exceed such Quarterly Rate Cap. “Quarterly Preferred Series C Return” with respect to Preferred Series C Unit Accounts, means for any given Fiscal Quarter (or portion thereof, for which a pro-rated Quarterly Preferred Series C Return shall apply), the product of (i) the sum of (A) the amount equal to such Preferred Series C Unit Account holder’s Hypothetical Preferred Opening Capital Account Balance plus (B) the amount equal to such Preferred Series C Unit Account holder’s Total Preferred Series C Return multiplied by (ii) the Quarterly Preferred Series C Rate. “Quarterly Rate Cap” means, for any period, the value listed in the column titled “Quarterly Rate Cap” that corresponds to the then applicable Annualized Revenue, in each case as set forth on Schedule A. “Redemption Event” means, with respect to the issuance of any Units, the failure: (a) to file a Registration Statement relating to the Initial Public Listing by August 10, 2021; or (b) of the Initial Public Listing to occur by December 10, 2021; provided that the General Partner may extend the time periods in clause (a) and (b) for up to 90 days in the event of a force majeure or a determination made in good faith that the satisfaction of clause (a) or (b) is reasonably imminent. “Registration Statement” means the Registration Statement of the Issuer on Form S-1, Form 10 or such other form as may be filed (and amended or supplemented from time to time) by the Issuer with the U.S. Securities and Exchange Commission under the Securities Act and/or Exchange Act to register the Common Units under the Securities Act and/or Exchange Act. “Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by P.L. 114-74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof). “Sales Proceeds” has the meaning set forth in Section 4.06. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “September Amendment” means the amendment to the Previous Agreement, dated as of September 1, 2017, as such amendment may be amended from time to time in accordance with its terms. - 16 - 737868395

“Similar Law” means any law or regulation that could cause the underlying assets of the Partnership to be treated as assets of a Limited Partner by virtue of its limited partner interest in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code. “Sub-Capital Account” means a separate sub-account maintained with respect to a Partner’s Capital Account in accordance with Section 5.02. “Subclass 1 Class A Units” has the meaning set forth in Section 7.01(a). “Subclass 2 Class A Units” has the meaning set forth in Section 7.01(a). “Subclass 1 FLP Unit Accounts” has the meaning set forth in Section 7.01(a). The initial holder of the Subclass 1 FLP Units Accounts will be Beneficient Holdings, Inc. “Subclass 2 FLP Unit Accounts” has the meaning set forth in Section 7.01(a). The initial holder of the Subclass 2 FLP Units Accounts will be Beneficient Management Partners, L.P. “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person, at the date of determination, (i) is a general partner of such partnership, (ii) owns more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class), directly or indirectly, or (iii) otherwise controls such partnership, directly or indirectly, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, (i) has at least a majority ownership interest, (ii) has the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (iii) otherwise controls such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under GAAP. “Subsidiary Class A Loss” means one hundred percent of the loss, if any, allocable to the Partnership resulting from the sale, disposition or other transfer of a BTC Subsidiary Corporation, provided that this definition of Subsidiary Class A Loss shall be amended to take into account any re-structuring or other change to a BTC Subsidiary Corporation as deemed appropriate by the General Partner in its reasonable discretion. “Subsidiary Class A Profit” means one hundred percent of the amounts, after reduction for taxes or tax withholdings, allocable to the Partnership through the Partnership’s direct or indirect holdings in, or from proceeds from the sale, disposition or other transfer of, a BTC Subsidiary Corporation (whether or not distributed), provided that, this definition of Subsidiary Class A Profit shall be amended to take into account any re-structuring or other change - 17 - 737868395 to a BTC Subsidiary Corporation as deemed appropriate by the General Partner in its reasonable discretion. “Subsidiary Class S/P Post-Tax Amount” means, with respect to any period, (a) if there is Subsidiary Class S/P Profit, then (i) the Subsidiary Class S/P Profit multiplied by (ii) one minus the Subsidiary Effective Tax Rate or (b) if there is Subsidiary Class S/P Loss, then the Subsidiary Class S/P Loss. “Subsidiary Class S/P Profit” and “Subsidiary Class S/P Loss” means one hundred percent of the amount of net income and gain or loss, as applicable, allocable to the Partnership (whether or not distributed) through the Partnership’s holdings in, or from proceeds from the sale, disposition or other transfer of, Class P Interests in a BTC Subsidiary Partnership, provided that, this definition of Subsidiary Class S/P Profit and Subsidiary Class S/P Loss shall be amended to take into account any re-structuring or other change to a BTC Subsidiary Partnership as deemed appropriate by the General Partner in its reasonable discretion. “Subsidiary Class S/P Tax Amount” means (a) the Subsidiary Class S/P Profit multiplied by (b) the Subsidiary Effective Tax Rate. “Subsidiary Core Profit” means, for any Fiscal Quarter, the net financing revenues earned by the Partnership or any Subsidiary including, but not limited to, such revenues attributable to the Partnership’s interest in Beneficient Capital Company, L.L.C. (and any successor thereto, including Beneficient Trust Company, LTA) (whether or not distributed) for that Fiscal Quarter, which net financing revenue shall not include any reorganization expenses, incentive plan expenses and payments, incentive equity payments and other extraordinary items (including, but not limited to, fixed asset or intellectual property disposals) not attributable to any such BTC Subsidiary Corporation’s core business, provided that, this definition of Subsidiary Core Profit shall be amended to take into account any additional direct or indirect Subsidiaries of the Partnership consistent with this definition of Subsidiary Core Profit as determined by the General Partner in its reasonable discretion, provided that, this definition of Subsidiary Core Profit shall not include the net financing revenues attributable to the fund interests set out on Exhibit A attached hereto. “Subsidiary Core Revenue” means one hundred percent of the amount of net income and gain allocable to the Partnership through the Partnership’s holdings in, or from proceeds from the sale, disposition or other transfer of, Class R Interests in a BTC Subsidiary Partnership (whether or not distributed), provided that, this definition of Subsidiary Core Revenue shall be amended to take into account any re-structuring or other change to a BTC Subsidiary Partnership as deemed appropriate by the General Partner in its reasonable discretion. “Subsidiary Effective Tax Rate” means, as of any determination date, the effective tax rate then in effect for a BTC Subsidiary Corporation as determined by the General Partner in its reasonable discretion. “Subsidiary Independent Profit” means one hundred percent of the amount of net income and gain allocable to the Partnership through the Partnership’s direct and indirect holdings in, or from proceeds from the sale, disposition or other transfer of, Class P Interests in a PEN - 18 - 737868395

Subsidiary LTD (whether or not distributed), provided that, this definition of Subsidiary Independent Profit shall be amended to take into account any re-structuring or other change to a PEN Subsidiary LTD as deemed appropriate by the General Partner in its reasonable discretion. “Subsidiary Independent Revenue” means one hundred percent of the amount of net income and gain allocable to the Partnership through the Partnership’s direct or indirect holdings in, or from proceeds from the sale, disposition or other transfer of, Class R Interests in a PEN Subsidiary LTD (whether or not distributed), provided that, this definition of Subsidiary Independent Revenue shall be amended to take into account any re-structuring or other change to a PEN Subsidiary LTD as deemed appropriate by the General Partner in its reasonable discretion. “Subsidiary Revenue” means Subsidiary Core Revenue and Subsidiary Independent Revenue, together with any amount of net income and gain allocable to the Partnership (whether or not distributed) from any additional direct or indirect Subsidiaries of the Partnership consistent with Section 3.05(a)(i). “Substitute GP” has the meaning set forth in Section 9.02. “Tax Advances” has the meaning set forth in Section 5.07. “Tax Amount” has the meaning set forth in Section 4.02(a). “Tax Distributions” has the meaning set forth in Section 4.02(a). “Tax Matters Partner” has the meaning set forth in Section 5.08(a). “Total Class S Preferred Return” means the amount calculated by summing a Class S Preferred Unit holder’s Quarterly Class S Preferred Returns for each Fiscal Quarter. “Total Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the number of Units, or any class thereof, then owned by such Partner by the number of Units, or any class thereof, then owned by all Partners. For the avoidance of doubt, Total Percentage Interest is computed without conversion of any outstanding Class S Preferred Units into Class S Ordinary Units. “Total Preferred Series A Return” means the amount calculated by summing a Preferred Series A Unit Account holder’s Quarterly Preferred Series A Return for each Fiscal Quarter. “Total Preferred Series B Return” means the amount calculated by summing a Preferred Series B Unit Account holder’s Annual Preferred Series B Returns for each Fiscal Year. “Total Preferred Series C Return” means the amount calculated by summing a Preferred Series C Unit Account holder’s Quarterly Preferred Series C Returns for each Fiscal Quarter. - 19 - 737868395

“Trading Price” means, as of any date, the closing price on such date of one Common Unit, as reported on the New York Stock Exchange or, if the Common Units are not traded on the New York Stock Exchange, the primary exchange on which the Common Units are traded. “Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or by operation of Law, directly or indirectly, in whole or in part, including, without limitation, the exchange of any Unit for any other security. “Transferee” means any Person that is a permitted transferee of a Partner’s interest in the Partnership, or part thereof. “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). “Triggering Event” has the meaning set forth in Section 9.02. “Unit Price” means (a) at any time prior to the Initial Public Listing, (i) the sum of the Capital Account balances of the outstanding Class A Units and Class S Units as of the date of computation divided by (ii) the aggregate number of outstanding Class A Units and Class S Units, without conversion of the Class S Preferred Units, as of the date of computation; and (b) at all times after the Initial Public Listing, the Trading Price. “Units” means the Class A Units, the Class S Units, the FLP Unit Accounts, the Preferred Series Unit Accounts and any other Class of Units that is established in accordance with this Agreement, which shall constitute interests in the Partnership as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Partnership at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Partner as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement. “UPA” means the Preferred Series C Unit Purchase Agreement (this “Agreement”), effective as of July 15, 2020 entered into by and among GWG Holdings, Inc., a Delaware corporation, The Beneficient Company Group, L.P., a Delaware limited partnership, and Beneficient Company Holdings, L.P., a Delaware limited partnership. ARTICLE II. FORMATION, TERM, PURPOSE AND POWERS Section 2.01. Formation. The Partnership was formed as a limited partnership under the provisions of the Act by the filing on May 14, 2010 of the Certificate. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, - 20 - 737868395 recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership. The rights, powers, duties, obligations and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Partners. Section 2.02. Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Beneficient Company Holdings, L.P.,” and all Partnership business shall be conducted in that name or in such other names that comply with applicable law as the General Partner in its reasonable discretion may select from time to time. Subject to the Act, the General Partner may change the name of the Partnership (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Partners. Section 2.03. Term. The term of the Partnership commenced on the date of the filing of the Certificate, and the term shall continue until the dissolution of the Partnership in accordance with Article IX. The existence of the Partnership shall continue until cancellation of the Certificate in the manner required by the Act. Section 2.04. Offices. The Partnership may have offices at such places either within or outside the State of Delaware as the General Partner from time to time may select. As of the date hereof, the principal place of business and office of the Partnership is located at 325 N. St. Paul Street, Suite 4850, Dallas, Texas 75201. Section 2.05. Agent for Service of Process; Existence and Good Standing; Foreign Qualification. (a) The Partnership’s registered agent and registered office for service of process in the State of Delaware shall be as set forth in the Certificate, as the same may be amended by the General Partner from time to time. (b) The General Partner may take all action which may be necessary or appropriate (i) for the continuation of the Partnership’s valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Partnership to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations. The General Partner may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including certificates of limited partnership and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Partners. - 21 - 737868395

The General Partner may cause the Partnership to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Partnership to do business in any jurisdiction other than the State of Delaware. Section 2.06. Business Purpose. The Partnership was formed for the object and purpose of, and the nature and character of the business to be conducted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act. Section 2.07. Powers of the Partnership. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets and other property contributed to the Partnership by the Partners, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.06. Section 2.08. Partners; Admission of New Partners. Each of the Persons listed in the books and records of the Partnership as a partner of the Partnership on the date hereof, by virtue of the execution of this Agreement, is admitted as a partner (general or limited, as applicable and noted in the books and records) of the Partnership. A list of the Partners of the Partnership reflecting their respective Capital Account balances (including Hypothetical Preferred Opening Capital Account Balances) as determined in accordance with this Agreement as of the date hereof is set forth in the books and records of the Partnership (the “Partnership Register”). The rights, duties and liabilities of the Partners shall be as provided in the Act, except as is otherwise expressly provided herein, and the Partners consent to the variation of such rights, duties and liabilities as provided herein. Subject to Section 8.07 with respect to substitute Limited Partners, a Person may be admitted from time to time as a new Limited Partner upon the issuance of Units in accordance with this Agreement. Each new Limited Partner shall execute and deliver to the General Partner an appropriate supplement, substantially in the form attached hereto as Annex A, to this Agreement pursuant to which the new Limited Partner agrees to be bound by the terms and conditions of the Agreement, as it may be amended from time to time. A new General Partner or substitute General Partner may be admitted to the Partnership solely in accordance with Section 8.06 or Section 9.02(e). The General Partner shall amend the books and records of the Partnership, including the Partnership Register of the Partnership, to reflect any changes to the current Partners or Transfers made subsequent to this Agreement, in each case in accordance with this Agreement. Section 2.09. Withdrawal. No Partner shall have the right to withdraw as a Partner of the Partnership other than following the Transfer of all Units owned by such Partner in accordance with Article VIII or conversion of all their Units pursuant to an Exchange Transaction in accordance with this Agreement. Section 2.10. Investment Representations of Partners. Each Partner hereby represents, warrants and acknowledges to the Partnership that: (a) such Partner has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Partnership and is making an informed investment decision with respect thereto; (b) such Partner is acquiring interests in the Partnership for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and - 22 - 737868395

(c) the execution, delivery and performance of this Agreement have been duly authorized by such Partner. ARTICLE III. MANAGEMENT Section 3.01. General Partner. (a) The business, property and affairs of the Partnership shall be managed under the sole, absolute and exclusive direction of the General Partner, which may from time to time delegate authority to Officers or to others to act on behalf of the Partnership. (b) Without limiting the foregoing provisions of this Section 3.01, the General Partner shall have the general power to manage or cause the management of the Partnership (which may be delegated to Officers of the Partnership), including, without limitation, the following powers: (i) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Partnership; (ii) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, Indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (iii) to establish and enforce limits of authority and internal controls with respect to all personnel and functions; (iv) to engage attorneys, consultants and accountants for the Partnership; (v) to develop or cause to be developed accounting procedures for the maintenance of the Partnership’s books of account; and (vi) to do all such other acts as shall be authorized in this Agreement or by the Partners in writing from time to time. Section 3.02. Compensation. The General Partner shall not be entitled to any compensation for services rendered to the Partnership in its capacity as General Partner. Section 3.03. Expenses. The Partnership shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Partnership. The Partnership shall also, in the reasonable discretion of the General Partner, bear and/or reimburse the General Partner for (a) any costs, fees or expenses incurred by the General Partner in connection with serving as the General Partner, (b) all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection - 23 - 737868395 with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates) and (c) all costs, fees or expenses owed directly or indirectly by the Partnership or the General Partner to the Issuer General Partner pursuant to their reimbursement obligations under, or which are otherwise allocated to the General Partner pursuant to, the Issuer Partnership Agreement. To the extent that the General Partner determines in its reasonable discretion that such expenses are related to the business and affairs of the General Partner that are conducted through the Partnership and/or its Subsidiaries (including expenses that relate to the business and affairs of the Partnership and/or its Subsidiaries and that also relate to other activities of the General Partner), the General Partner may cause the Partnership to pay or bear all expenses of the General Partner, including, without limitation, compensation and meeting costs of any board of directors or similar body of the General Partner, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Partnership shall not pay or bear any income tax obligations of the General Partner. Reimbursements pursuant to this Section 3.03 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 10.02. Section 3.04. Officers. Subject to the direction and oversight of the General Partner, the day-to-day administration of the business of the Partnership may be carried out by persons who may be designated in writing as Officers by the General Partner, with titles including but not limited to “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “chief risk officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman” or “vice president,” and as and to the extent authorized by the General Partner. The Officers of the Partnership shall have such titles and powers and perform such duties as shall be determined from time to time by the General Partner and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same person. In its reasonable discretion, the General Partner may choose not to fill any office for any period as it may deem advisable. All Officers and other persons providing services to or for the benefit of the Partnership shall be subject to the supervision and direction of the General Partner and may be removed, with or without cause, from such office by the General Partner and the authority, duties or responsibilities of any employee, agent or officer of the Partnership may be suspended by the General Partner from time to time, in each case in the reasonable discretion of the General Partner. The General Partner shall not cease to be a general partner of the Partnership as a result of the delegation of any duties hereunder. No Officer of the Partnership, in its capacity as such, shall be considered a general partner of the Partnership by agreement, as a result of the performance of its duties hereunder or otherwise. Notwithstanding anything set forth herein or in any previous delegation to an Officer of the Partnership, all powers granted to the member of Parent pursuant to the Parent LLC Agreement relating to the Partnership or specifically granted to the General Partner under this Agreement are hereby specifically delegated to and retained by the General Partner in its reasonable discretion and shall not be, and are not, delegated to any Officer. Notwithstanding anything set forth herein or in any previous delegation to an Officer of the Partnership, no Officer may make any decisions for, or bind the Partnership unless such Officer has been specifically delegated such authority in writing by the General Partner. - 24 - 737868395

Section 3.05. Additional Subsidiaries; Charities. (a) Whenever the Partnership makes any determination relating to the formation, creation or other acquisition of (or permitting the formation, creation or acquisition of) any new or additional direct or indirect Subsidiary, such determination on behalf of the Partnership shall be made by the General Partner in its reasonable discretion and shall not be, and is not, delegated to any Officer. Without limitation of the foregoing, except as otherwise determined by the General Partner in its reasonable discretion, upon the formation, creation or acquisition of any new or additional direct or indirect Subsidiary, this Agreement shall be amended consistent with, and the Partnership shall cause the governing documents of such Subsidiary to reflect, the existing economic and other rights of the holders of Units, including the FLP Unit Accounts, in particular (i) with respect to any Subsidiary anticipated to produce unrelated business taxable income (UBTI), the amendment to the definition of “Subsidiary Revenue” to reflect such Subsidiary and (ii) with respect to any Subsidiary not anticipated to produce UBTI, the amendment to the definition of “Subsidiary Core Profit” and/or “Subsidiary Independent Profit” to reflect such Subsidiary. Without limitation of the foregoing, the Partnership shall cause the governing documents of any new or additional direct or indirect Subsidiary anticipated to produce UBTI to reflect, in connection with any allocation from such Subsidiary (including the allocation of proceeds from the sale, exchange or disposition of such Subsidiary), the provisions governing such allocations set out in the governing documents of the existing BTC Subsidiary Partnerships. (b) Whenever the Partnership makes any determination relating to the Partnership, the Issuer or any Affiliate or Subsidiary thereof regarding any charitable contributions or any other use or involvement of a charity in the business of the Partnership, the Issuer or any Affiliate or Subsidiary thereof, such determination on behalf of the Partnership shall be made by the General Partner in its reasonable discretion and shall not be, and is not, delegated to any Officer. Section 3.06. Authority of Partners. (a) No Limited Partner, in its capacity as such, shall participate in or have any control over the business of the Partnership. Except as expressly provided herein, the Units do not confer any rights upon the Limited Partners to participate in the affairs of the Partnership described in this Agreement. Except as expressly provided herein, no Limited Partner shall have any right to vote on any matter involving the Partnership or any other matter that a limited partner might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. Notwithstanding the foregoing, Limited Partners, voting as a single class, shall have the right to vote on any merger, consolidation, combination or conversion of the Partnership. The conduct, control and management of the Partnership shall be vested exclusively in the General Partner. In all matters relating to or arising out of the conduct of the operation of the Partnership, the decision of the General Partner shall be the decision of the Partnership. Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 3.06(a) or by separate agreement with the Partnership, no Partner who is not also a General Partner (and acting in such capacity) shall take any part in the management or control of the operation or business of the Partnership in its capacity as a Partner, nor shall any Partner who is not also a General Partner (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Partnership in his or its capacity as a Partner in any respect or assume any obligation or - 25 - 737868395 responsibility of the Partnership or of any other Partner. Notwithstanding the foregoing, the Partnership may from time to time appoint one or more Partners as officers or employ one or more Partners as employees, and such Partners, in their capacity as officers or employees of the Partnership (and not, for clarity, in their capacity as Limited Partners of the Partnership), may take part in the control and management of the business of the Partnership to the extent such authority and power to act for or on behalf of the Partnership has been delegated to them by the General Partner. (b) Without the written consent of the Limited Partners holding a majority of the FLP Unit Accounts voting as a single class, the Partnership and its Subsidiaries may not directly or indirectly sell, modify any economic rights, dispose of, transfer, or otherwise hypothecate any Class P Interests or Class R Interests held by the Partnership (including with respect to any other economic interests held by the Partnership directly attributable to the Subsidiary or assets to which the Class P Interests or Class R Interest relate). In the event of any proposed sale, disposition, transfer, or other hypothecation of any Class P Interests or Class R Interests held by the Partnership, the allocation of total proceeds from such sale, disposition, transfer or hypothecation shall be made consistent with the allocation provisions of Section 5.04 and the request for the required consent shall include full disclosure of such allocation. (c) Without the written consent of the Limited Partners holding a majority of the FLP Unit Accounts voting as a single class, the Partnership may not take any action or participate (including by failing to take an action) in any transaction (a “PEN Disposition”) that would cause the Partnership to hold, directly or indirectly, less than 100% of the economic interests in PEN Issuer General Partner or a PEN Subsidiary LTD (“PEN Entities”). [*]. Section 3.07. Action by Written Consent or Ratification. Any action or ratification of any action required to be taken by the Partners or any action which may be taken at any meeting of such Partners, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Partners having not less than the minimum number of votes that would be necessary to authorize or take such action, or ratify such action, at a meeting at which all Partners entitled to vote thereon were present and voted. Section 3.08. Additional General Partner. Notwithstanding any other provision of this Agreement (including Section 8.06 hereof) or the Act, upon the occurrence of an Event of Default pursuant to, and as defined in, the Pledge Agreement (as defined in the Issuer Partnership Agreement) (a “Pledge Default”), the Secured Party (as defined in the Pledge Agreement) (or in the event that Counselors determines that the Secured Party should not serve in such capacity, a nominee selected by Counselors (other than Counselors itself or its members)) shall, without any action of any other Person, be automatically admitted as a general partner of the Partnership (an “Agent GP”) upon the execution by such Agent GP of a counterpart signature page to this Agreement. The Agent GP shall have no interest in the profits, losses and capital of the Partnership and will have no right to receive any distributions of Partnership assets. Upon admission of an Agent GP in accordance with the foregoing: (a) such Agent GP is hereby authorized to, and elects to, carry on the business of the Partnership in accordance with the terms of this Agreement and the Act, and the Partnership shall continue without dissolution; and (b) the Person acting as General - 26 - 737868395

Partner at the time of the Pledge Default shall no longer have any power to manage the business, property and affairs of the Partnership or have any general power to manage or cause the management of the Partnership under this Agreement or the Act; and (c) the Agent GP shall have all rights, power and authority as General Partner of the Partnership to manage the business, property and affairs of the Partnership and shall have general power to manage or cause the management of the Partnership in accordance with the terms of this Agreement and the Act. ARTICLE IV. DISTRIBUTIONS Section 4.01. Distributions in General. Prior to the Initial Public Listing, except pursuant to Section 4.02, the General Partner shall not authorize any distributions by the Partnership. Following the Initial Public Listing, except pursuant to Section 4.02, the General Partner, in its reasonable discretion, may authorize distributions by the Partnership as follows: (a) first, to the extent of Available Cash Flow, to the holders of Class A Units and Class S Units, which distributions shall be made Pro Rata to the holders of such Class A Units and Class S Units, provided, that unless otherwise approved by the Executive Committee, in no event will the amount of Available Cash Flow distributed pursuant to this Section 4.01(a) exceed 2% of the aggregate book value of Class A Units and Class S Units (or, if such Equity Securities are listed on a national securities exchange or quoted in an automated quotation system, 2% of the aggregate market value of Class A Units and Class S Units); (b) second, pro rata to the holders of Preferred Series A Subclass 0 Unit Accounts, up to the sum of the unpaid Total Preferred Series A Return applicable to such Preferred Series A Subclass 0 Unit Accounts until the cumulative amount of distributions under this Section 4.01(b) and Tax Distributions under Section 4.02 are equal to the unpaid Total Preferred Series A Return applicable to such Preferred Series A Unit Subclass 0 Accounts; (c) third, pro rata to the holders of Preferred Series A Subclass 1 Unit Accounts and Preferred Series A Subclass 3 Unit Accounts, up to the sum of the unpaid Total Preferred Series A Return applicable to such Preferred Series A Unit Accounts until the cumulative amount of distributions under this Section 4.01(c) and Tax Distributions under Section 4.02 are equal to the unpaid Total Preferred Series A Return applicable to such Preferred Series A Unit Accounts; (d) fourth, pro rata to the holders of Preferred Series C Unit Accounts, up to the sum of the unpaid Total Preferred Series C Return applicable to such Preferred Series C Unit Accounts until the cumulative amount of distributions under this Section 4.01(d) and Tax Distributions under Section 4.02 are equal to the unpaid Total Preferred Series C Return applicable to such Preferred Series C Unit Accounts; (e) fifth, pro rata to the holders of Class S Preferred Units, up to the sum of the unpaid Total Class S Preferred Return applicable to such Class S Preferred Units, until the cumulative amount of distributions under this Section 4.01(e) and Tax Distributions under Section 4.02 are equal to the unpaid Total Class S Preferred Return; and - 27 - 737868395

(f) thereafter, to the holders of Class S Units, Class A Units, Preferred Series A Subclass 0 Unit Accounts, Preferred Series A Subclass 1 Unit Accounts, Preferred Series A Subclass 3 Unit Accounts and Preferred Series C Unit Accounts, pro rata in accordance with their respective positive Capital Account balances in respect of such units; provided, however, that without the prior written consent of a majority of the Executive Committee, the General Partner shall not authorize distributions pursuant to this Section 4.01(f) to the extent such distributions would result in the amount of liquid assets of the Partnership being less than the Minimum Retained Earnings. Section 4.02. Tax Distributions and Redemptions. (a) If taxable income (including any income allocable under Section 704(c) of the Code) of the Partnership for a Fiscal Year will give rise to taxable income for Partners, including income derived as a result of allocations previously made to a Partner under Section 5.04(f) and, to the extent related to contributions made on or prior to June 30, 2018, including income resulting from a reduction in a Partner’s share of liabilities under Section 752 of the Code or other constructive but not actual distribution to a Partner in excess of that Partner’s basis in its Partnership interest (“Net Taxable Income”), the General Partner (i) will cause the Partnership to distribute to holders of FLP Unit Accounts, Class S Units and Preferred Series Unit Accounts other than Preferred Series A Subclass 2 Unit Accounts, and (ii) with the prior written consent of a majority of the Executive Committee, may cause the Partnership to distribute to holders of Class A Units, cash (the “Tax Distributions”) with respect to each such Unit, Preferred Series Unit Account (other than Preferred Series A Subclass 2 Unit Accounts) or FLP Unit Account, as applicable, in an amount equal to the excess of the Tax Amount with respect to such Unit (or FLP Unit Account or Preferred Series Unit Account) over the amount of other distributions previously made with respect to such Unit or FLP Unit Account or Preferred Series Unit Account (other than Preferred Series A Subclass 2 Unit Accounts), as applicable, by the Partnership during such year; provided that, the General Partner may in its reasonable discretion (but subject to the prior written consent of the applicable Unit or Preferred Series Unit Account or FLP Unit Account holder) redeem an amount of Class A Units or Class S Units of any holder for cash representing up to that holder’s Net Taxable Income on the holder’s Class A Units or Class S Units, as appropriate, as such holder’s Tax Distribution (any such redemption to occur after all adjustments required under Section 5.04 and Section 7.04 have been made). Any Units redeemed pursuant to the previous sentence shall be valued based on Unit Price as of the date of redemption. A redemption under this Section 4.02(a) shall not be considered a non-pro rata distribution to which Section 4.04 applies. The Tax Distributions payable with respect to any Fiscal Year shall be computed based upon the General Partner’s estimate of the highest allocable Net Taxable Income to the Unit in the hands of the applicable Partner in accordance with Article V, multiplied by the Assumed Tax Rate (the “Tax Amount”). For purposes of computing the Tax Amount, the effect of any benefit under Section 734(b) or 743(b) of the Code will be ignored. Notwithstanding anything to the contrary in this Agreement, in the event that the Partnership or any taxing authority determines that any amount accrued but not paid to a Partner constitutes a “guaranteed payment” (within the meaning of Section 707(c) of the Code), the Partner shall be entitled to receive Tax Distributions under this Section 4.02(a) calculated using ordinary income tax rates rather than the Assumed Tax Rate which Tax Distribution shall be treated as an advance against the accrued but unpaid amount. - 28 - 737868395

(b) To the extent related to contributions made on or prior to June 30, 2018, and without duplication of any distribution to be made to a Partner under Section 4.02(a) in respect of a reduction in a share of liabilities, to the extent that a Partner directly, indirectly or as part of an overall plan transfers outstanding indebtedness of the Partnership to the Partnership, such Partner shall be entitled to a distribution equal to the excess of (i) the product of a fraction, the numerator of which is one and the denominator of which is one minus the Assumed Tax Rate, and the amount of such indebtedness over (ii) the amount of such indebtedness. (c) Tax Distributions with respect to any Unit shall be calculated and paid no later than one day prior to each quarterly due date for the payment by corporations on a calendar year of estimated taxes under the Code in the following manner: (i) for the first quarterly period, 25% of the Tax Amount with respect to such Unit; (ii) for the second quarterly period, 50% of the Tax Amount with respect to such Unit, less the prior Tax Distributions with respect to such Unit for the Fiscal Year; (iii) for the third quarterly period, 75% of the Tax Amount with respect to such Unit, less the prior Tax Distributions with respect to such Unit for the Fiscal Year; and (iv) for the fourth quarterly period, 100% of the Tax Amount with respect to such Unit, less the prior Tax Distributions with respect to such Unit for the Fiscal Year. Following each Fiscal Year, and no later than one day prior to the due date for the payment by corporations of income taxes for such Fiscal Year, the General Partner shall make an amended calculation of the Tax Amount with respect to each Unit for such Fiscal Year (the “Amended Tax Amount”), and shall cause the Partnership to distribute a cash Tax Distribution with respect to each Unit to the extent that the Amended Tax Amount with respect to such Unit so calculated (less other distributions made with respect to such Unit during such Fiscal Year) exceeds the cumulative Tax Distributions previously made by the Partnership with respect to such Unit in respect of such Fiscal Year. If the Amended Tax Amount with respect to such Unit is less than the cumulative Tax Distributions previously made with respect to such Unit by the Partnership in respect of the relevant Fiscal Year, then the difference (the “Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions with respect to such Unit made for subsequent Fiscal Years. Within 30 days following the date on which the Partnership files a tax return on Form 1065, the General Partner shall make a final calculation of the Tax Amount with respect to each Unit of such Fiscal Year (the “Final Tax Amount”) and shall cause the Partnership to distribute a cash Tax Distribution with respect to each Unit to the extent that the Final Tax Amount with respect to such Unit so calculated exceeds the Amended Tax Amount with respect to such Unit. If the Final Tax Amount with respect to any Unit is less than the Amended Tax Amount with respect to such Unit in respect of the relevant Fiscal Year, then the difference (“Additional Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions with respect to such Unit made for subsequent Fiscal Years. Any Credit Amount and Additional Credit Amount applied against future Tax Distributions shall be treated as an amount actually distributed pursuant to this Section 4.02(c) for purposes of the computations herein. Section 4.03. Liquidation Distribution. Distributions made upon dissolution of the Partnership shall be made as provided in Section 9.03. Section 4.04. Disproportionate Distributions. If there is a non-liquidating distribution that is not pro rata among Class A Units, Class S Ordinary Units and Class S Preferred Units (on an as-converted basis), then the number of outstanding Units will be increased or decreased, as - 29 - 737868395 appropriate, to reflect such disproportionate distribution as determined by the General Partner in its reasonable discretion. Neither a distribution pursuant to Section 4.01(c) nor a redemption pursuant to Section 4.02(a) shall be considered a non-pro rata distribution to which this Section 4.04 applies. Section 4.05. Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, (i) the General Partner shall not make a Partnership distribution to any Partner if such distribution would violate the Act or other applicable Law and (ii) until such time that there are no Preferred Series C Unit Accounts outstanding, without the prior consent of a majority in interest of the holders of Preferred Series C Unit Accounts, the General Partner shall not authorize any distributions by the Partnership, and the Partnership shall not make any distribution to any Partner, other than distributions pursuant to Section 4.02, Section 4.03 and Section 4.06. Section 4.06. Distribution of Sales Proceeds. Any distribution of net consideration received from a Partnership Sale (the “Sales Proceeds”) shall be made in the following order after application of Section 5.04 through Section 5.07 (applied (i) after increasing each Partner’s Capital Account and Sub-Capital Account by the amount of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, and (ii) taking into account any Profit and Loss of the Partnership through the date of the Distribution (including any gains or losses from the event giving rise to the Sales Proceeds)) and Section 7.04: (a) (i) first, pro rata to the holders of Preferred Series A Subclass 0 Unit Accounts in an amount equal to the positive Sub-Capital Account balances attributable to such Preferred Series A Subclass 0 Unit Accounts; (ii) second, pro rata to the holders of Preferred Series B Unit Accounts in an amount equal to the positive Sub-Capital Accounts attributable to such Preferred Series B Unit Accounts; (iii) third, pro rata to the holders of Preferred Series A Subclass 1 Unit Accounts, Preferred Series A Subclass 3 Unit Accounts and Preferred Series C Unit Accounts in an amount equal to the positive Sub-Capital Account attributable to such Preferred Series Unit Accounts; and (iv) fourth, pro rata to the holders of Class S Preferred Units in an amount equal to the positive Capital Account balances attributable to such Class S Preferred Units. (b) Following the distributions made pursuant to Section 4.06(a), any remaining Sales Proceeds shall be distributed pro rata to the holders of the Class A Units and Class S Ordinary Units in an amount equal to the positive Capital Account balances attributable to such Units. - 30 - 737868395

ARTICLE V. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS Section 5.01. Capital Contributions. The Partnership has issued to the Partners who have made, on or prior to the date hereof, Capital Contributions, in exchange therefor, the number and type of Class A Units, Class S Units, Preferred Series Unit Accounts and Subclass 1 FLP Unit Accounts as specified in the books and records of the Partnership. Section 5.02. Capital Accounts. (a) Notwithstanding anything herein to the contrary, a separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). Sub-Capital Accounts shall be established for each holder of Units other than Class A Units to reflect the allocations to the holder’s Capital Account for the FLP Unit Account, the Class S Ordinary Units, the Class S Preferred Units or the Preferred Series Unit Account, as appropriate. The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions, if any, all Profits allocated to such Partner pursuant to Section 5.04, any items of income or gain which are specially allocated pursuant to Section 5.05, and any amount as indicated in Section 7.04; and shall be debited with all Losses allocated to such Partner pursuant to Section 5.04, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 5.05, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner, and by any amount as indicated in Section 7.04. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Partnership in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. (b) The General Partner shall make such adjustments to Capital Accounts as it determines in its reasonable discretion to be appropriate to ensure allocations are made in accordance with the terms of this Agreement. Interest shall not be payable on Capital Account balances. The Partnership Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulations, the provisions of this Agreement. Section 5.03. Additional Capital Contributions. Except as otherwise provided in this Agreement, no Partner shall be required to make additional Capital Contributions to the Partnership without the written consent of such Partner or permitted to make additional capital contributions to the Partnership without the written consent of the General Partner. The Partnership may admit additional Partners from time to time as provided in Section 7.01(d) or otherwise. - 31 - 737868395

Section 5.04. Allocations of Profits and Losses. (a) Profit of the Partnership Excluding Excluded Amounts. Notwithstanding any other provision herein, the General Partner may make any adjustments to the allocations in this Section 5.04 so as to cause the allocations to comply with Treasury Regulations Section 1.704-2 or to correct any errors, ambiguities, inconsistencies or omissions. Subject to Section 5.04(h), Profit of the Partnership (excluding Excluded Amounts) shall be allocated on the last day of each Fiscal Quarter, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter: (i) first, (x) Pro Rata among the Preferred Series A Subclass 0 Unit Accounts until the cumulative Profit allocated to such Preferred Series A Subclass 0 Unit Accounts is equal to the excess of (A) the aggregate amount of Loss previously allocated to such Preferred Series A Subclass 0 Unit Accounts pursuant to Section 5.04(b)(vii) over (B) the aggregate amount of Profit previously allocated to the Preferred Series A Subclass 0 Unit Accounts pursuant to this Section 5.04(a)(i), then (y) Pro Rata among the Preferred Series A Unit Accounts (other than the Preferred Series A Subclass 0 Unit Accounts) until the cumulative amount of Profits allocated to such Preferred Series A Unit Accounts is equal to the excess of (A) the aggregate amount of Loss previously allocated to such Preferred Series A Unit Accounts pursuant to Section 5.04(b)(vi) over (B) the aggregate amount of Profit previously allocated to the Preferred Series A Unit Accounts pursuant to this Section 5.04(a)(i), and then (z) Pro Rata among the Preferred Series C Unit Accounts until the cumulative amount of Profits allocated to such Preferred Series C Unit Accounts is equal to the excess of (A) the aggregate amount of Loss previously allocated to such Preferred Series C Unit Accounts pursuant to Section 5.04(b)(v) over (B) the aggregate amount of Profit previously allocated to the Preferred Series C Unit Accounts pursuant to this Section 5.04(a)(i); (ii) second, Pro Rata among the Preferred Series A Subclass 0 Unit Accounts until the cumulative Profit allocated to such Preferred Series A Subclass 0 Unit Accounts is equal to the Total Preferred Series A Return applicable to such Preferred Series A Subclass 0 Unit Account; (iii) third, Pro Rata among the Preferred Series A Subclass 1 Unit Accounts and Preferred Series A Subclass 3 Unit Accounts until the cumulative Profit allocated to such Preferred Series A Unit Accounts is equal to the Total Preferred Series A Return with respect to each such Preferred Series A Unit Account; (iv) fourth, Pro Rata among the Preferred Series A Subclass 2 Unit Accounts until the cumulative Profit allocated to such Preferred Series A Subclass 2 Unit Accounts is equal to the Total Preferred Series A Return with respect to each such Preferred Series A Subclass 2 Unit Account; - 32 - 737868395

(v) fifth, Pro Rata among the Preferred Series C Unit Accounts until the cumulative Profit allocated to such Preferred Series C Unit Accounts is equal to the Total Preferred Series C Return applicable to such Preferred Series C Unit Account; (vi) sixth, Pro Rata among the Class S Preferred Units until the cumulative amount of Profits allocated to such Units is equal to the excess of (A) the aggregate amount of Loss previously allocated to the Class S Preferred Units pursuant to Section 5.04(b)(iv) and Section 5.04(b)(viii) over (B) the aggregate amount of Profit previously allocated to the Class S Preferred Units pursuant to this Section 5.04(a)(vi) and Section 5.04(c)(ii); (vii) seventh, Pro Rata among the Class S Preferred Units until the cumulative Profit allocated to such Units is equal to the Total Class S Preferred Return with respect to such Class S Preferred Unit; (viii) eighth, Pro Rata among the Class A Units and Class S Ordinary Units until the cumulative amount of Profits allocated to such Units is equal to the excess of (A) the aggregate amount of Loss previously allocated to the Class A Units and Class S Ordinary Units pursuant to Section 5.04(b)(iii) and Section 5.04(b)(viii) over (B) the aggregate amount of Profit previously allocated to the Class A Units and Class S Ordinary Units pursuant to this Section 5.04(a)(viii); (ix) ninth, Pro Rata among the Class A Units, Class S Ordinary Units and Class S Preferred Units, until the cumulative amount of Profits allocated to such Units is equal to the excess of (A) the aggregate amount of Loss previously allocated to the Class A Units, Class S Ordinary Units, and Class S Preferred Units pursuant to Section 5.04(b)(i) over (B) the aggregate amount of Profit previously allocated to the Class A Units, Class S Ordinary Units, and Class S Preferred Units pursuant to this Section 5.04(a)(ix); and (x) tenth, Pro Rata among the Class A Units, Class S Ordinary Units, and Class S Preferred Units. (b) Loss of the Partnership Excluding Excluded Amounts. Subject to Section 5.04(i), remaining Loss of the Partnership shall be allocated on the last day of each Fiscal Quarter, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter: (i) first, Pro Rata among the Class A Units, Class S Ordinary Units, and Class S Preferred Units until they have been allocated aggregate Losses equal to the excess of the aggregate Profits previously allocated to them under Section 5.04(a)(ix) and Section 5.04(a)(x) over the aggregate Losses previously allocated to them under this Section 5.04(b)(i); (ii) second, Pro Rata among the Class S Preferred Units until they have been allocated aggregate Losses equal to the excess of the aggregate Profits - 33 - 737868395 previously allocated to them under Section 5.04(a)(vii) over the aggregate Losses previously allocated to them under this Section 5.04(b)(ii); (iii) third, Pro Rata among the Class A Units and Class S Ordinary Units in an amount equal to their remaining positive Capital Account balances; (iv) fourth, Pro Rata among the Class S Preferred Units in an amount equal to their remaining positive Capital Account balances; (v) fifth, Pro Rata among the Preferred Series C Unit Accounts in an amount equal to their remaining Capital Account balances; (vi) sixth, Pro Rata among the Preferred Series A Unit Accounts (other than Preferred Series A Subclass 0 Unit Accounts) in an amount equal to their remaining positive Capital Account balances; (vii) seventh, Pro Rata among the Preferred Series A Subclass 0 Unit Accounts in an amount equal to their remaining Capital Account balances; and (viii) eighth, Pro Rata among the Class A Units and Class S Units. (c) Allocation of Excluded Amounts. BTC Subsidiary Profit and Loss shall be allocated on the last day of each Fiscal Quarter as follows, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter: (i) the Subsidiary Class S/P Tax Amount shall be allocated Pro Rata to the Class S Ordinary Units and Class S Preferred Units; (ii) the Subsidiary Class S/P Post-Tax Amount shall be allocated Pro Rata to the Class S Ordinary Units and Class S Preferred Units; and (iii) Subsidiary Class A Profit and Subsidiary Class A Loss shall be allocated Pro Rata to Class A Units. (d) On the last day of each Fiscal Quarter, Subsidiary Revenue shall be allocated Pro Rata to the FLP Unit Accounts, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter. (e) On the last day of each Fiscal Quarter, and the day before an event giving rise to Sales Proceeds will be treated as the last day of a Fiscal Quarter, [*]% of Subsidiary Core Profit and Subsidiary Independent Profit shall be allocated Pro Rata to the FLP Unit Accounts until the FLP Unit Accounts have been allocated the sum of (i) [*]% of Subsidiary Core Profit for each Fiscal Year of the Partnership and (ii)(A) 100% of Subsidiary Independent Profit for each Fiscal Year of the Partnership over (B) the amount of Subsidiary Core Profit and Subsidiary Independent Profit previously allocated under this Section 5.04(e), net of any Excess under Section 7.04(b). - 34 - 737868395

(f) Except as provided herein, upon an upward adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value, such adjustment (which, for the avoidance of doubt, shall not include (A) the value of property or cash contributed to the Partnership in connection with the event giving rise to the adjustment to Carrying Value; or (B) any property or cash contributed to the Partnership prior to June 1, 2018) shall be allocated: (i) first, [*]; (ii) second, based on a methodology reasonably determined by the General Partner, among the Class A Units and Class S Units (on an as-converted basis) in the amount necessary to cause the Capital Account balances of each series of Class A Units to be equal and to cause the Capital Account balances of each series of Class S Units (on an as-converted basis) to be equal; and (iii) third, as to all upward adjustments not allocated pursuant to clauses (i) and (ii) of this Section 5.04(f), Pro Rata among all Units, [*], issued and outstanding immediately prior to the adjustment to Carrying Value. (g) Losses attributable to a downward adjustment to the Carrying Value of any asset shall be allocated Pro Rata among all holders of Units (except the Preferred Series Unit Accounts and the FLP Unit Accounts). (h) Notwithstanding any other provision herein except for Section 5.04(j) below, Profits generated in connection with Sales Proceeds shall be allocated as follows: (i) first, Pro Rata among the Preferred Series B Unit Accounts up to and in proportion to the amounts necessary to cause the applicable holder’s Sub- Capital Account Balance attributable to each such Preferred Series B Unit Account to equal its Hypothetical Preferred Opening Capital Account Balance; (ii) second, Pro Rata among the FLP Unit Accounts up to, in aggregate, a proportion of the Sale Proceeds equal to the proportion that aggregate allocations to all Units under Section 5.04(a)(x), Section 5.04(c), Section 5.04(d) and Section 5.04(e) were made to FLP Unit Accounts, in each case during the four Fiscal Quarters (not including the deemed Fiscal Quarter end pursuant to Section 5.04(a) through Section 5.04(e)) preceding the sale, exchange or disposition giving rise to such Sales Proceeds, provided, that (A) the FLP Unit Accounts shall not be allocated Profits and Losses generated in connection with Sales Proceeds in an amount greater than an amount equal to [*] of such Sales Proceeds, (B) notwithstanding this Section 5.04(h)(ii), FLP Unit Accounts shall be allocated an amount equal to no less than [*] of the Profits generated in connection with the Sales Proceeds and (C) any amounts allocable to FLP Units pursuant to this Section 5.04(h)(ii) shall be allocable solely to the Subclass 1 FLP Unit Accounts; - 35 - 737868395

(iii) third, (x) Pro Rata among the Preferred Series A Subclass 0 Unit Accounts until the cumulative amount of Profits allocated to such Preferred Series A Subclass 0 Unit Accounts is equal to the excess of (A) the aggregate amount of Loss previously allocated to such Preferred Series A Subclass 0 Unit Accounts pursuant to Section 5.04(b)(vii) over (B) the aggregate amount of Profit previously allocated to the Preferred Series A Subclass 0 Unit Accounts pursuant to Section 5.04(a)(i), then (y) Pro Rata among the Preferred Series A Subclass 1 Unit Accounts and Preferred Series A Subclass 3 Unit Accounts until the cumulative amount of Profits allocated to such Preferred Series A Unit Accounts is equal to the excess of (A) the aggregate amount of Loss previously allocated to such Preferred Series A Unit Accounts pursuant to Section 5.04(b)(vi) over (B) the aggregate amount of Profit previously allocated to such Preferred Series A Unit Accounts pursuant to Section 5.04(a)(i), and then (z) Pro Rata among the Preferred Series C Unit Accounts until the cumulative amount of Profits allocated to such Preferred Series C Unit Accounts is equal to the excess of (A) the aggregate amount of Loss previously allocated to such Preferred Series C Unit Accounts pursuant to Section 5.04(b)(v) over (B) the aggregate amount of Profit previously allocated to the Preferred Series C Unit Accounts pursuant to Section 5.04(a)(i); (iv) fourth, (A) Pro Rata among the Preferred Series A Subclass 0 Unit Accounts up to and in proportion to the amounts necessary to cause the applicable Sub-Capital Account Balance attributable to such Preferred Series A Subclass 0 Unit Account to equal the Hypothetical Preferred Opening Capital Account Balance of such Preferred Series A Subclass 0 Unit Account, then (B) Pro Rata among the Preferred Series A Subclass 1 Unit Accounts and Preferred Series A Subclass 3 Unit Accounts up to and in proportion to the amounts necessary to cause the applicable Sub-Capital Account Balance attributable to such Preferred Series A Unit Accounts to equal the Hypothetical Preferred Opening Capital Account Balance of such Preferred Series A Unit Accounts, and then (C) Pro Rata among the Preferred Series C Unit Accounts up to and in proportion to the amounts necessary to cause the applicable Sub-Capital Account Balance attributable to such Preferred Series C Unit Account to equal the Hypothetical Preferred Opening Capital Account Balance of such Preferred Series C Unit Account; (v) fifth, Pro Rata among the Class S Preferred Units up to and in proportion to the greater of (A) the amounts necessary to cause the applicable holder’s Sub-Capital Account Balance attributable to such Class S Preferred Units to equal the Hypothetical Class S Preferred Opening Capital Account Balance related to such Class S Preferred Units and (B) an amount equal to the sum of (1) the applicable holder’s Hypothetical Class S Preferred Opening Capital Account Balance, minus such holder’s Capital Contribution, minus any amounts previously allocated to such holders - 36 - 737868395 pursuant to Section 5.04(a)(vii), and (2) any amounts previously allocated pursuant to Section 5.04(b)(ii); and (vi) sixth, any remainder Pro Rata among the Class A Units and Class S Ordinary Units equal to the proportion that aggregate allocations to Class A Units and Class S Ordinary Units under Section 5.04(a)(x) and Section 5.04(c) were made to Class A Units and Class S Ordinary Units, in each case during the four Fiscal Quarters (not including the deemed Fiscal Quarter end pursuant to Section 5.04(a) and Section 5.04(c)) preceding the sale, exchange or disposition giving rise to such Sales Proceeds. (i) Notwithstanding any other provision herein except for Section 5.04(j) below, Losses generated in connection with Sales Proceeds shall be allocated as follows: (i) first, Pro Rata among the Class A Units and Class S Ordinary Units in an amount equal to their remaining positive Capital Account balances; (ii) second, Pro Rata among the Class S Preferred Units in an amount equal to their remaining positive Capital Account balances; (iii) third, (A) Pro Rata among the Preferred Series C Unit Accounts in an amount equal to their remaining Capital Account balances, and then (B) Pro Rata among the Preferred Series A Subclass 1 Unit Accounts and Preferred Series A Subclass 3 Unit Accounts in an amount equal to their remaining Capital Account balances of such Preferred Series A Unit Accounts; (iv) fourth, (A) Pro Rata among the Preferred Series A Subclass 0 Unit Accounts in an amount equal to their remaining Capital Account balances and then (B) Pro Rata among the Preferred Series B Unit Accounts in an amount equal to their remaining Capital Account balances; and (v) fifth, Pro Rata among the Class A Units and Class S Ordinary Units. (j) Cancellation of Indebtedness Income. The General Partner shall first allocate items of cancellation of indebtedness income (within the meaning of Section 61(a)(12) of the Code) to the Class A Units and to the extent that any such allocation is restricted by the principles set forth in Internal Revenue Service Revenue Ruling 92-97, 1992-2 C.B. 124, the remainder shall be allocated among the Classes of Units in such manner as the General Partner deems appropriate and in accordance with the Partners’ interest in the Partnership. Section 5.05. Special Allocations. Notwithstanding any other provision in this Article V: (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if - 37 - 737868395 necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704- 2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4). (b) Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.05(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(b) were not in this Agreement. This Section 5.05(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith. (c) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(b) and this Section 5.05(c) were not in this Agreement. (d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Total Percentage Interests. (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j). (f) Creditable Non-U.S. Taxes. Creditable Non-U.S. Taxes for any taxable period attributable to the Partnership, or an entity owned directly or indirectly by the Partnership, shall be allocated to the Partners in proportion to the partners’ distributive shares of income (including income allocated pursuant to Section 704(c) of the Code) to which the Creditable Non-U.S. Tax relates (under principles of Treasury Regulations Section 1.904-6). The provisions of this Section 5.05(f) are intended to comply with the provisions of Treasury Regulations Section 1.704- 1(b)(4)(viii), and shall be interpreted consistently therewith. - 38 - 737868395

(g) Ameliorative Allocations. Any special allocations of income or gain pursuant to Section 5.05(b) or Section 5.05(c) shall be taken into account in computing subsequent allocations pursuant to Section 5.04 and this Section 5.05(g), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.05(b) or Section 5.05(c) had not occurred. (h) Preferred Series C Unit Account Capital Accounts; Special Provisions (i) A separate account shall be maintained with respect to the Preferred Series C Unit Accounts (the “Conversion Capital Account”). The Conversion Capital Account shall be maintained in an identical manner to the Capital Account, subject to the adjustments set forth in this Clause 5.05(h). (ii) The allocations of Profits, Losses and items of income, gain, loss and deduction set forth in this Section 5.05, other than this clause 5.05(h), shall be used solely to maintain the Conversion Capital Account. Such allocations shall not be used for purposes of maintaining the Capital Accounts, or allocations of taxable amounts, to the holders of the Preferred C Unit Accounts. (iii) For all purposes of this Agreement, other than maintaining the Conversion Capital Account, including maintaining the Capital Account of the Preferred C Unit Account holders, and the tax allocations set forth in Section 5.06 hereof, Profit, Losses and items of income, gain, loss and deduction shall be allocated in the same amounts and proportions to the holders of the Preferred C Unit Accounts as if the Preferred C Unit Accounts were Preferred Series A Subclass 1 Unit Accounts. (iv) Following the exchange of any Preferred C Unit Account for BCH Common Units (as such term is defined in the UPA) pursuant to the terms of the UPA, the excess of the Capital Account of such Preferred C Unit Account over the Conversion Capital Account of such Preferred C Unit Account shall be referred to as an “Excess Amount”. For each Tax period following the creation of an Excess Amount, Profit, or income or gain, shall be specially allocated, pursuant to the principals of Treasury Regulation Section 1.704- 1(b)(4)(x), to the Preferred Series A Subclass 1 Units Accounts, prior to any amount of Profit, income or gain being allocated to any other class of Units (other than the Preferred Series A Subclass 0 Unit Accounts) or Limited Partners until such special allocations equal, in the aggregate, such Excess Amount. Section 5.06. Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with - 39 - 737868395 respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner and permitted by the Code and Treasury Regulations) so as to take account of the difference between the Carrying Value and adjusted basis of such asset; provided, further, that (i) book-tax disparities inherent in the Preferred Series A Subclass 2 Unit Accounts shall be reduced prior to any reduction in book-tax disparities inherent in the Preferred Series A Subclass 1 Unit Accounts, (ii) deductions and losses that arises from an upwards adjustment to Carrying Value of any Partnership asset [*] and (iii) the Partnership shall use the traditional method with curative allocations (as provided in Treasury Regulations Section 1.704-3(c)) for all Section 704(c) allocations, limited to allocations of income or gain from the disposition of Partnership property where allocations of depreciation deductions have been limited by the ceiling rule throughout the term of the Partnership). If, as a result of an exercise of a Noncompensatory Option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulations Section 1.704- 1(b)(4)(x). Section 5.07. Tax Advances. To the extent the General Partner reasonably believes that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Unless otherwise agreed in writing by the General Partner, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Partnership’s failure to withhold or make a tax payment on behalf of such Partner which withholding or payment is required pursuant to applicable Law but only to the extent amounts sufficient to pay such taxes were not timely distributed to the Partner pursuant to Section 4.02) with respect to income attributable to or distributions or other payments to such Partner. Section 5.08. Tax Matters. (a) The General Partner shall be the initial “tax matters partner” within the meaning of Section 6231(a)(7) of the Code, and the General Partner, or its designee shall be the “partnership representative” within the meaning of Section 6223 of the Code for tax years commencing after December 31, 2017 (each of the “tax matters partner” and the “partnership representative”, the “Tax Matters Partner”). The Partnership shall file as a partnership for federal, state, provincial and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state, provincial or local tax matters of the Partnership, shall be made by the Tax Matters Partner, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner. The - 40 - 737868395

Tax Matters Partner shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership. As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable U.S. state or local income tax Law as a result of the Partnership’s activities or investments, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own tax returns. (b) In respect of tax years commencing after December 31, 2017, the Partners acknowledge and agree that it is the intention of the Partners to minimize any obligations of the Partnership to pay taxes and interest in connection with any audit of the Partnership, including, by means of any available elections under Section 6226 of the Code and/or the Partners filing amended returns under Section 6225(c)(2) of the Code, in each case as amended by the Revised Partnership Audit Procedures. The Partners agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Tax Matters Partner and making elections and filing amended returns reasonably requested by the Tax Matters Partner, and the Tax Matters Partner shall make such elections as it determines in its discretion, to give effect to the preceding sentence. The Partnership shall make any payments it may be required to make under the Revised Partnership Audit Procedures and, in the Tax Matters Partner’s reasonable discretion, allocate any such payment among the current or former Partners of the Partnership for the “reviewed year” to which the payment relates in a manner that reflects the current or former Partners’ respective interests in the Partnership for such “reviewed year” and any other factors taken into account in determining the amount of the payment (with the intent of apportioning the payment in the same manner as if the Partnership had made the election under Section 6226 of the Code and the payment had been assessed directly against such Partner). Section 5.09. Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In addition to amendments effected in accordance with Section 11.12 or otherwise in accordance with this Agreement, Section 5.03, Section 5.04 and Section 5.05 may also, so long as any such amendment does not materially change the relative economic interests of the Partners, be amended at any time by the General Partner if necessary, in the opinion of tax counsel to the Partnership, to comply with such regulations or any applicable Law. Section 5.10. Subclass 2 FLP Unit Accounts. Subclass 2 FLP Unit Accounts are intended to qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as clarified by Revenue Procedure 2001-43. None of the Partners being issued Subclass 2 FLP Unit Accounts shall make Capital Contributions in connection with the acquisition of such Subclass 2 FLP Unit Accounts and the Partnership shall treat such Partners as holding “profits interests” for all purposes of this Agreement with respect to such Subclass 2 FLP Unit Accounts. In the event that the Internal Revenue Service issues any additional guidance concerning the taxation of the - 41 - 737868395

Subclass 2 FLP Unit Accounts that are intended to qualify as “profits interests” after the execution of this Agreement, the General Partner shall take any action required by such guidance, including the filing of tax elections thereunder and the adoption of additional provisions to this Agreement that are binding on the Partnership and the Partners under Delaware Law, to achieve the same tax treatment for such Subclass 2 FLP Unit Accounts as is applicable on the date of execution of this Agreement. ARTICLE VI. BOOKS AND RECORDS; REPORTS Section 6.01. Books and Records. (a) At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership in accordance with GAAP. (b) Except as limited by Section 6.01(c), each Limited Partner shall have the right to receive, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense: (i) a copy of the Certificate and this Agreement and all amendments thereto and hereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto and hereto have been executed; and (ii) promptly after their becoming available, copies of the Partnership’s federal income tax returns for the three most recent years. (c) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its reasonable discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes is not in the best interests of the Partnership, could damage the Partnership or its business or that the Partnership is required by Law or by agreement with any third party to keep confidential. In addition, notwithstanding any provision in this Agreement to the contrary, no Limited Partner shall have any right to, and the General Partner may in its reasonable discretion keep confidential, all books and records and any other information of the Partnership or its Affiliates or their equity owners that was generated prior to September 1, 2017 or that otherwise relates to facts, circumstances, events, actions or communications occurring prior to September 1, 2017. - 42 - 737868395

ARTICLE VII. PARTNERSHIP UNITS Section 7.01. Units. (a) Interests in the Partnership shall be represented by Units. The Units initially are comprised of five Classes hereby designated as “Class A Units”, “Class S Ordinary Units”, “Class S Preferred Units”, “FLP Unit Accounts” and “Preferred Series Unit Accounts” and the FLP Unit Accounts are further subdivided into subclass 1 (“Subclass 1 FLP Unit Accounts”), with such rights as expressly set forth herein and which shall initially represent 50.5% of the FLP Unit Accounts, with the balance, initially representing 49.5% of the FLP Unit Accounts, being deemed subclass 2 (“Subclass 2 FLP Unit Accounts”). The Preferred Series Unit Accounts are further subdivided into Series A subclass 0 (“Preferred Series A Subclass 0 Unit Accounts”), Series A subclass 1 (“Preferred Series A Subclass 1 Unit Accounts”), Series A subclass 2 (“Preferred Series A Subclass 2 Unit Accounts”) and Series A subclass 3 (the “Preferred Series A Subclass 3 Unit Accounts”), Series B (the “Preferred Series B Unit Accounts”) and Series C (the “Preferred Series C Unit Accounts”), in each case, with such rights as expressly set forth herein. The Class A Units are further subdivided into subclass 1 (the “Subclass 1 Class A Units”) and subclass 2 (the “Subclass 2 Class A Units”), in each case, with such rights as expressly set forth herein. The Subclass 1 Class A Units and the Subclass 2 Class A Units shall each have the same designations, preferences, rights, powers and duties as the Class A Units under this Agreement except that only the Subclass 1 Class A Units shall track to the Common Units of Issuer in accordance with Section 7.01(c). (b) In connection with each issuance of a Class of Units, the General Partner shall issue a new series of such Class. The General Partner in its reasonable discretion may establish and issue, from time to time in accordance with such procedures as the General Partner shall determine from time to time, additional Units, in one or more Classes or series of Units, or other Partnership securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, Classes and series of Units or other Partnership securities), as shall be determined by the General Partner without the approval of any Partner or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Partnership distributions; (iii) the rights of such Units upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Total Percentage Interest as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Partnership in respect thereof, the General Partner being expressly authorized, in its reasonable discretion, to cause the Partnership to issue such Units for less than fair market value); and (ix) the right, if any, of the holder of such Units to vote on - 43 - 737868395

Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. (c) Notwithstanding anything else in this Agreement to the contrary, the Partnership shall issue a Subclass 1 Class A Unit for each Common Unit outstanding, and each such Subclass 1 Class A Unit shall track, on a one-to-one basis, the corresponding Common Unit. Without limitation of the foregoing, the Partnership (i) shall cause the redemption or cancellation, as appropriate, of Subclass 1 Class A Units to reflect the redemption or cancellation of any Common Units (with appropriate adjustments, if necessary, made pursuant to Section 4.04), and (ii) shall not permit any Subclass 1 Class A Unit to be redeemed or cancelled unless and until corresponding Common Units are first redeemed or cancelled. (d) The General Partner in its reasonable discretion, without the approval of any Partner or any other Person, is authorized (i) to issue Units or other Partnership securities of any newly established Class or any existing Class to Partners or other Persons who may acquire an interest in the Partnership and admit such Persons as limited partners of the Partnership and (ii) to amend this Agreement to reflect the creation of any such new Class, the issuance of Units or other Partnership securities of such Class, and the admission of any Person as a Partner which has received Units or other Partnership securities. (e) Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units, Class S Units, FLP Unit Accounts, Preferred Series Unit Accounts and Units of any other Class, subclass or series that may be established in accordance with this Agreement. All Units of a particular Class or subclass shall have identical rights in all respects as all other Units of such Class or subclass, except in each case as otherwise specified in this Agreement. Section 7.02. Register. The register of the Partnership shall be the definitive record of ownership of each Unit and all relevant information with respect to each Partner. Unless the General Partner shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Partnership. Section 7.03. Registered Partners. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law. Section 7.04. Issuance of Additional Class S Units. (a) Immediately after an allocation pursuant to [*] and prior to an allocation pursuant to [*], the Sub-Capital Account balance associated with the Subclass 1 FLP Unit Account of each holder thereof shall be reduced by the amount so allocated, [*] (b) On a quarterly basis, after the application of Section 7.04(a), or immediately preceding a distribution of Sales Proceeds under Section 4.06 or any distribution under [*], and after any allocations under [*] have been made, [*] - 44 - 737868395

(i) notwithstanding anything to the contrary elsewhere in this Agreement, the Class S Units issued pursuant to this Section 7.04(b) may not be disposed of by any holder thereof before April 1 of the year following the year in which such Class S Units are issued; (ii) if the total Profit allocated during the four Fiscal Quarters of a Fiscal Year under Section 5.04(d) and Section 5.04(e) exceeds the cumulative Profit for such Fiscal Year that would have been allocated under Section 5.04(d) and Section 5.04(e) had Profit been allocated on an annual, rather than quarterly, basis (such excess, the “Excess”), then Class S Ordinary Units and Class S Preferred Units (an equal number of each) with an aggregate Unit Price (as of the date such Units were issued under this Section 7.04(b)) equal to the Excess shall be cancelled no later than March 31 of the year following such Fiscal Year; and (iii) any Tax Distributions made under Section 4.02 that are attributable to the excess described in Section 7.04(b)(iv) shall be considered to create negative Sub-Capital Account balances associated with the FLP Unit Accounts and such balances shall first be offset by future allocations of Profit prior to conversion of the FLP Unit Accounts into Class S Ordinary Units and Class S Preferred Units. (c) Immediately after an allocation pursuant to [*], the Sub-Capital Account balance associated with [*] of each holder thereof shall be reduced by the amount so allocated, and in exchange therefor: (i) [*], in the aggregate, equal (A) the amount of such reduction divided by (B) the Unit Price; and (ii) [*]. (d) Issuance of Additional Class S Preferred Units. On a quarterly basis, the Sub- Capital Account balance associated with the Class S Preferred Units of each holder thereof shall be reduced by the amount of Profit (if any) allocated to such holder pursuant to Section 5.04(a)(v) for that quarter, and in exchange therefor such holder shall be issued the number of Class S Preferred Units (including, if applicable, fractional Units) equal to (i) the amount of such reduction divided by (ii) the Unit Price. Section 7.05. Conversion of Class S Preferred Units. Class S Preferred Units may be converted into Class S Ordinary Units (including, if applicable, fractional Units) on a quarterly basis upon the election of a holder of Class S Preferred Units by written notice to the Partnership. Upon such an election, such holder shall receive 1.0 Class S Ordinary Unit for every 1.2 Class S Preferred Units converted. In connection with such conversion, each converted Class S Preferred Unit shall be cancelled and its Capital Account reduced to zero, and the Capital Account of such newly issued Class S Ordinary Unit shall be credited with an amount equal to the amount by which the Capital Accounts of the applicable Class S Preferred Units were reduced. For the avoidance of - 45 - 737868395 doubt, Class S Ordinary Units issued pursuant to this Section 7.05 may be contemporaneously converted into Common Units in accordance with Section 7.06. Section 7.06. Conversion of Class S Ordinary Units. Following the Initial Public Listing or with the approval of a majority in interest of the Class A Units, whole Class S Ordinary Units may be converted into Common Units of the Issuer on a quarterly basis upon the election of a holder of Class S Ordinary Units by written notice to the Partnership. Upon such an election, each Class S Ordinary Unit shall be converted into one Common Unit of the Issuer. In connection with such conversion, each converted Class S Ordinary Unit shall be cancelled and its Capital Account reduced to zero, and the Partnership shall issue a number of Class A Units to the Issuer (or other party as determined by the General Partner as appropriate) equal to the number of converted Class S Ordinary Units and the Capital Account of such newly issued Class A Units shall be credited with an amount equal to the amount by which the Capital Accounts of the converted Class S Ordinary Units were reduced. Any conversion of Class S Ordinary Units into Common Units of the Issuer shall also be subject to the Exchange Agreement. Fractional Class S Ordinary Units may be surrendered to the Partnership in exchange for cash in an amount equal to the Unit Price upon the election of a direct or indirect holder of Class S Ordinary Units that holds no whole Class S Ordinary Units, subject to the approval of the Issuer General Partner. Section 7.07. Combinations of Fractional Class S Units. At any time that the outstanding fractional Class S Preferred Units or Class S Ordinary Units, calculated separately, associated with a holder of such Class S Units equal, in the aggregate, greater than a whole Class S Unit, then the Partnership shall combine such Class S Units to give the holder whole Class S Units and a fractional Class S Unit representing the remainder of the combined Class S Units. After any such combination, each Partner shall have the same Total Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units shall not be adjusted. Section 7.08. Conversion of Preferred Series Unit Accounts. (a) Preferred Series A Subclass 0 Unit Accounts. With respect to any Preferred Series A Subclass 0 Unit Accounts, the holder of such Preferred Series A Subclass 0 Unit Account may convert an amount of the Sub-Capital Account associated with such Preferred Series A Subclass 0 Unit Account, in whole or in part (a “Preferred Series A Subclass 0 Unit Conversion Amount”), into Class S Ordinary Units (including, if applicable, fractional Units) on the next Quarterly Exchange Date upon the holder’s written notice to the Partnership 60 days prior to the applicable Quarterly Exchange Date; provided that, 60 days prior notice is not required for conversion into Class S Ordinary Units and the contemporaneous conversion into Common Units in accordance with Section 7.08(d) on the first Quarterly Exchange Date that such Preferred Series A Subclass 0 Unit Account is eligible to be converted. (b) Preferred Series A Subclass 1 Unit Accounts and Preferred Series A Subclass 3 Unit Accounts. At any time on or after January 1, 2021, a holder of Preferred Series A Subclass 1 Unit Accounts or Preferred Series A Subclass 3 Unit Accounts may, in any calendar year, elect to convert an amount of Preferred Series A Subclass 1 Unit Accounts or Preferred Series A Subclass 3 Unit Accounts, as applicable, with a Sub-Capital Account equal to such holder’s - 46 - 737868395

Annual Conversion Amount (the amount of any Preferred Series A Unit Accounts so converted, the “Preferred Series A Subclass 1/3 Unit Conversion Amount”), into Class S Ordinary Units (including, if applicable, fractional Units) on the next Quarterly Exchange Date upon the holder’s written notice to the Partnership 60 days prior to the applicable Quarterly Exchange Date; provided that, 60 days prior notice is not required for conversion into Class S Ordinary Units and the contemporaneous conversion into Common Units in accordance with Section 7.08(d) on the first Quarterly Exchange Date that such Preferred Series A Subclass 1 Unit Accounts or Preferred Series A Subclass 3 Unit Accounts, as applicable, is eligible to be converted. (c) Preferred Series A Subclass 2 Unit Accounts and Preferred Series B Unit Accounts. With respect to any Preferred Series A Subclass 2 Unit Accounts or Preferred Series B Unit Account, following the 48 month anniversary of the date such Preferred Series Unit Account was issued, or with the approval of a majority in interest of the Class A Units, the holder of such Preferred Series Unit Account may convert an amount of the Sub-Capital Account associated with such Preferred Series Unit Account (provided, that, in the case of a Preferred Series B Unit Account, if the Hypothetical Preferred Opening Capital Account Balance associated with such Preferred Series B Unit Account is higher than its Sub-Capital Account balance, then the holder of such Preferred Series B Unit Account may elect to convert such additional amount), in whole or in part (a “Preferred Series A Subclass 2/Series B Unit Conversion Amount” and collectively with a Preferred Series A Subclass 0 Unit Conversion Amount and a Preferred Series A Subclass 1/3 Unit Conversion Amount, a “Conversion Amount”), into Class S Ordinary Units (including, if applicable, fractional Units) on the next Quarterly Exchange Date upon the holder’s written notice to the Partnership 60 days prior to the applicable Quarterly Exchange Date; provided that, 60 days prior notice is not required for conversion into Class S Ordinary Units and the contemporaneous conversion into Common Units in accordance with Section 7.08(d) on the first Quarterly Exchange Date that such Preferred Series Unit Account is eligible to be converted. (d) Upon a conversion of a Preferred Series Unit Account pursuant to this Section 7.08, the holder of such Preferred Series Unit Account shall be issued Class S Ordinary Units in an amount equal to (i) the Conversion Amount divided by (ii) either (A) in the case of the Preferred Series A Subclass 0 Unit Account, the Preferred Series A Subclass 0 Unit Conversion Price, (B) in the case of the Preferred Series A Unit Account (other than the Preferred Series A Subclass 0 Unit Account), the Preferred Series A Subclass 1/2/3 Unit Conversion Price, and (C) in the case of the Preferred Series B Unit Account, the Preferred Series B Unit Conversion Price. In connection with the conversion, each of the Sub-Capital Account balance and the Hypothetical Preferred Opening Capital Account Balance associated with such Preferred Series Unit Accounts shall be reduced by the Conversion Amount and the newly issued Class S Ordinary Units shall be credited Pro Rata with the Conversion Amount. For the avoidance of doubt, Class S Ordinary Units issued pursuant to this Section 7.08 may be contemporaneously converted into Common Units in accordance with Section 7.06. (e) Notwithstanding anything else in this Agreement to the contrary, the holder of a Preferred Series A Subclass 1 Unit Account may convert a Conversion Amount into an equal amount of a Preferred Series A Subclass 3 Unit Account. In connection with the conversion, the Sub-Capital Account balance associated with a holder of a Preferred Series A Subclass 1 Unit - 47 - 737868395

Account shall be reduced by the Conversion Amount and the newly issued Preferred Series A Subclass 3 Unit Account shall be credited with the Conversion Amount. (f) Notwithstanding anything else in this Agreement to the contrary, upon the exercise of the option to acquire Common Units under that certain Participating Option to Acquire Common Units, dated as of December 27, 2018 (the “Option Agreement”), the holder of the Preferred Series A Subclass 2 Unit Accounts may convert any amount of such Preferred Series A Subclass 2 Unit Accounts (such amount shall constitute a “Conversion Amount” with respect to such Preferred Series A Subclass 2 Unit Accounts being converted for purposes of Section 7.08(c)) in accordance with Section 7.08(c) (and subject to the terms of the Option Agreement) up to an amount equal to the positive Sub-Capital Account balance associated with such Preferred Series A Subclass 2 Unit Accounts. (g) The Preferred Series C Unit Accounts shall have no conversion or exchange rights herein; provided, however, that the Preferred Series C Unit Accounts may be exchanged for Common Units to the extent provided in and in accordance with that certain Unit Purchase Agreement, dated as of July 15, 2020, by and among GWG Holdings, Inc., the Issuer and the Partnership (as amended, in accordance with its terms), or any similar agreement(s) entered into after the date hereof (as amended, in accordance with its (their) terms). Section 7.09. Optional Redemption of Preferred Series B Unit Accounts and Preferred Series A Subclass 3 Unit Accounts. Upon a Redemption Event, each holder of Preferred Series B Unit Accounts and Preferred Series A Subclass 3 Unit Accounts may, within 30 days of such Redemption Event, make an irrevocable election to require the Partnership to redeem such holder’s Preferred Series B Unit Accounts or Preferred Series A Subclass 3 Unit Accounts, as applicable, in whole or in part. Upon such election, the General Partner shall use Available Redeeming Cash to redeem on a pro rata basis such Preferred Series B Unit Accounts as promptly as practicable until all electing holders of Preferred Series B Unit Accounts have been redeemed for cash in full in accordance with their respective Hypothetical Preferred Opening Capital Account Balances. Any remaining Available Redeeming Cash, following redemption in full of all Preferred Series B Unit Accounts, shall then be used to redeem on a pro rata basis (i) the Preferred Series A Subclass 3 Unit Accounts of electing holders up to their Hypothetical Preferred Opening Capital Account Balance and (ii) any other holders of Units or Common Units with similar redemption rights following a Redemption Event until they are redeemed in full in accordance with the instrument that provides such Persons with such redemption rights. Notwithstanding anything herein to the contrary, for purposes of this Section 7.09 and Section 7.10, “Available Redeeming Cash” shall be an amount equal to no less than 50% of the Partnership’s distributable cash flow, calculated quarterly, derived from cash flows from operations, plus cash inflows from financings less Tax Distributions required to be made pursuant to Section 4.02. Section 7.10. Mandatory Redemption of Preferred Series Unit Accounts. Notwithstanding anything else in this Agreement to the contrary and without the written consent of any Partner or other Person, the Partnership shall mandatorily redeem the (i) Preferred Series A Subclass 1 Unit Accounts on December 31, 2030, and (ii) Preferred Series B Unit Accounts, Preferred Series A Subclass 3 Unit Accounts, and Preferred Series A Subclass 2 Unit Accounts on December 31, 2033. In exchange for the redemption of the Preferred Series Unit Accounts, the - 48 - 737868395

Partnership shall distribute Available Redeeming Cash (or, provided that there has been an Initial Public Listing, in the case of Preferred Series A Subclass 3 Unit Accounts and Preferred Series B Unit Accounts, Available Redeeming Cash and/or Common Units) Pro Rata to the holders of the Preferred Series Unit Accounts then being redeemed until such time as the Sub-Capital Accounts associated with Preferred Series Unit Accounts have been reduced to zero. In the event that Available Redeeming Cash is insufficient to redeem all applicable Preferred Series Unit Accounts that are to be redeemed for cash, the Partnership shall, on a quarterly basis, redeem additional Preferred Series Unit Accounts until all such Preferred Series Unit Accounts have been redeemed. For purposes of this Section 7.10, all Class A Units shall be valued at an amount equal to the Unit Price. Section 7.11. Preemptive Rights. (a) Except for the issuance or sale of Equity Securities (i) to officers, employees, directors or consultants of the Partnership or its Subsidiaries pursuant to an incentive equity plan, agreement or arrangement approved by the Board of Directors of the Parent, (ii) in connection with the conversion of any of the Partnership’s outstanding Equity Securities into another class of Equity Securities on terms made available to all holders of the same class of such outstanding Equity Securities, (iii) in connection with an acquisition of another company, business or assets (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) by the Partnership or any of its Subsidiaries, (iv) upon the exercise or conversion of any options, warrants, rights or securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 7.11, (v) in connection with obligations of the Company to any exchange trust or any other product of the Company that requires the issuance of a Common Unit, or (vi) on or prior to the date hereof and, if the Partnership authorizes the issuance or sale of any Equity Securities of the Partnership (other than as a dividend on outstanding Equity Securities of the Partnership), the Partnership shall offer to sell to each holder of a Preferred Series A Unit Account (other than Preferred Series A Subclass 2 Unit Accounts) or a Preferred Series B Unit Account (each, a “Preemptive Holder”), a portion of such Equity Securities equal to the Preemptive Investor Portion. Each such Preemptive Holder shall be entitled to purchase such Equity Securities at the same price and on the same terms as such Equity Securities are to be offered to the prospective purchaser. The purchase price for all Equity Securities offered to each such Preemptive Holder shall be payable in cash by wire transfer of immediately available funds. (b) In connection with the issuance or sale of any Equity Securities to which the preemptive rights described in this Section 7.11 apply, the Partnership will deliver to each Preemptive Holder, as soon as reasonably practicable under the circumstances giving rise to the preemptive rights described in this Section 7.11, a written notice (the “Preemptive Rights Notice”) describing (i) the Equity Securities being offered, (ii) the purchase price and the payment terms of the Equity Securities being offered (including the date the Partnership is requesting delivery of funds with respect thereto), and (iii) such holder’s percentage allotment. (c) In order to exercise its preemptive rights under this Section 7.11, each Preemptive Holder must deliver a written notice to the Partnership describing its election hereunder (which election may be with respect to all or any portion of the Equity Securities it has a right to purchase - 49 - 737868395 hereunder) no later than twenty (20) days after receipt of the Preemptive Rights Notice (the “Election Period”). (d) Notwithstanding anything to the contrary set forth herein, in lieu of offering to any Preemptive Holder any Equity Securities to which the preemptive rights described in this Section 7.11 apply at the time such Equity Securities are offered, the Partnership may comply with the provisions of this Section 7.11 by making an offer to sell to each such Preemptive Holder the number of such Equity Securities that such holder would be entitled to purchase under Section 7.11(a) promptly after a sale is effected. In such event, for all purposes of this Section 7.11, the number of such Equity Securities that each such Preemptive Holder shall be entitled to purchase under Section 7.11(a) shall be determined taking into consideration the actual number of Equity Securities sold so as to achieve the same economic effect as if such offer would have been made prior to such sale. (e) The rights under this Section 7.11 will terminate upon the date the Preferred Series A Unit Accounts (other than the Preferred Series A Subclass 0 Unit Accounts) or the Preferred Series B Unit Accounts, as applicable, are redeemed in full. Section 7.12. Additional Issuances and Indebtedness. Without the prior written consent of holders of a majority of then outstanding Preferred Series A Unit Accounts or Preferred Series B Unit Accounts, as applicable: (a) none of the Partnership nor any of its Subsidiaries shall (i) issue any Equity Securities or (ii) incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that, in any such case, is senior in any respect to, or (except to the extent permitted pursuant to Section 7.12(b)) pari passu with, any right of distribution, redemption, repayment, repurchase or other payment relating to the Preferred Series A Unit Accounts or the Preferred Series B Unit Accounts, as applicable; provided, however, that nothing in this Section 7.11(a) shall prevent the issuance of up to $700.0 million of Preferred Series B Unit Accounts; and (b) prior to the conversion of all the Preferred Series B Unit Accounts and the Preferred Series A Unit Accounts, the Partnership shall not directly or indirectly incur any additional long- term indebtedness, unless (i) after giving effect to the incurrence thereof on a pro forma basis, the sum of all Preferred Series B Unit Accounts, Indebtedness and such long-term indebtedness would not exceed 55% of the Partnership’s NAV plus cash on hand at the Issuer, the Partnership and its subsidiaries, and (ii) at the time of incurrence, the aggregate balance of the Partnership’s (including controlled Subsidiaries) Indebtedness plus such additional long-term indebtedness does not exceed 40% of the sum of the net asset value of the collateral underlying the loan portfolio of the Partnership and its Subsidiaries plus cash on hand at the Issuer, Partnership and its Subsidiaries. Section 7.13. Adjustments to Conversion Price; Elective Conversion Upon Partnership Sale or Dissolution. (a) If the Partnership at any time subdivides (by any stock split, dividend, recapitalization or otherwise) one or more classes of its respective outstanding Units into a greater number of Units, the applicable conversion price in effect immediately prior to such subdivision will be proportionately reduced. If the Partnership at any time combines (by combination, reverse - 50 - 737868395 stock split or otherwise) one or more classes of its respective outstanding Units into a smaller number of Units, the applicable conversion price in effect immediately prior to such combination will be proportionately increased. (b) Subject to the terms of this Section 7.13(b), Class S Preferred Units may be converted into Class S Ordinary Units immediately prior to consummation of a Partnership Sale or an event giving rise to Liquidation Proceeds. The General Partner or Liquidation Agent, as the case may be, shall use commercially reasonable efforts to provide each holder of Class S Preferred Units with at least ten days’ notice of a Partnership Sale or an event giving rise to Liquidation Proceeds, which notice shall include a summary of the material terms of such Partnership Sale or event to allow such holder to make a decision regarding whether to elect to convert its, his or her Class S Preferred Units. Holders of Class S Preferred Units may irrevocably elect to convert all (but not less than all) of the Conversion Amount into Class S Ordinary Units (including, if applicable, fractional Units) pursuant to Section 7.05 or Section 7.08(b), as applicable, by delivering a written notice to the General Partner or Liquidation Agent, as the case may be, within five days of delivery of the notice referenced in the immediately preceding sentence. Section 7.14. Redemption Limitation. Without the prior written consent of holders of a majority of then outstanding Preferred Series A Unit Accounts or Preferred Series B Unit Accounts, as applicable, and except as otherwise provided herein, the Partnership shall not redeem any other class or series of equity securities, whether pursuant to optional or mandatory redemption rights or otherwise, unless and until the holders of Preferred Series A Unit Accounts or Preferred Series B Unit Accounts, as applicable, have been paid or redeemed in full an amount equal to the Hypothetical Preferred Opening Capital Account Balances associated with such Preferred Series A Unit Accounts or Preferred Series B Unit Accounts, as applicable. Notwithstanding the foregoing, this Section 7.14 shall not prevent the Company from redeeming (a) Units in connection with obligations of the Company to any exchange trust, (b) Class S Units, so long as the consideration used to redeem such Class S Units is a publicly traded security of an Affiliate or (c) redemptions pursuant to and in accordance with Section 4.02 and Section 4.04 and any conversion, exchange or redemption of any Units in which the redeemed party retains the same economic interest (other than any tax-related differences) in the Partnership or the Issuer, as the case may be, and in which the holders of Preferred Series A Unit Accounts or Preferred Series B Unit Accounts, as applicable, retain priority in redemption and distributions (in each case to the maximum extent contemplated by this Agreement) over any such new economic interest. ARTICLE VIII. TRANSFER RESTRICTIONS Section 8.01. Limited Partner Transfers. Each Limited Partner may Transfer Units in Exchange Transactions pursuant to, and in accordance with, the Exchange Agreement; provided that such Exchange Transactions shall be effected in compliance with policies that the General Partner may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers). Each holder of a Preferred Series Unit Account may further Transfer all or any portion of its Preferred Series Unit Account to an estate-planning vehicle or other Person without the consent of the General Partner. - 51 - 737868395

Section 8.02. Mandatory Exchanges. The General Partner may not cause to be Transferred in an Exchange Transaction any Limited Partner Units without the written consent of the holder of such Units. Section 8.03. Encumbrances. No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Limited Partner unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s reasonable discretion. Consent of the General Partner shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void. Notwithstanding any other provision of this Agreement to the contrary and in furtherance of the foregoing, no holder of a Subclass 1 Class A Unit may Encumber or Transfer, in whole or in part, such Subclass 1 Class A Unit to the extent such Encumbrance or Transfer would cause such Subclass 1 Class A unit to cease to track to a corresponding Common Unit. Section 8.04. Further Restrictions. (a) Notwithstanding any contrary provision in this Agreement, the General Partner may impose such forfeiture provisions, Transfer restrictions or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units or pursuant to an amendment to this Agreement adopted in accordance with Section 11.12. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the General Partner in its reasonable discretion with respect to all or a portion of the Units owned by any one or more Limited Partners at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. (b) Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Limited Partner or Assignee if: (i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit; (ii) such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws; (iii) such Transfer would cause (i) all or any portion of the assets of the Partnership to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Limited Partner, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the General Partner to become a - 52 - 737868395 fiduciary with respect to any existing or contemplated Limited Partner, pursuant to ERISA, any applicable Similar Law, or otherwise; (iv) to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s reasonable discretion; or (v) the General Partner shall determine in its reasonable discretion that such Transfer would pose a material risk that the Partnership would be a “publicly traded partnership” as defined in Section 7704 of the Code. In addition, notwithstanding any contrary provision in this Agreement, to the extent the General Partner shall determine that interests in the Partnership do not meet the requirements of Treasury Regulation Section 1.7704-1(h), the General Partner may impose such restrictions on the Transfer of Units or other interests in the Partnership as the General Partner may determine in its reasonable discretion to be necessary or advisable so that the Partnership is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code. (c) Any Transfer in violation of this Article VIII shall, to the fullest extent permitted by law, be deemed null and void ab initio and of no effect. Section 8.05. Rights of Assignees. Subject to Section 8.04(b), the Transferee of any permitted Transfer pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Partner which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Partner, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Partner. The transferring Partner will remain a Partner even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Partnership as a Partner pursuant to Section 8.07. Section 8.06. Admissions, Withdrawals and Removals. (a) No Person may be admitted to the Partnership as an additional General Partner or substitute General Partner without the prior written consent of each incumbent General Partner, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent General Partner, in each case in the reasonable discretion of each incumbent General Partner. A General Partner will not be entitled to Transfer all of its Units or to withdraw from being a General Partner of the Partnership unless another General Partner shall have been admitted hereunder (and not have previously been removed or withdrawn). (b) No Limited Partner will be removed or entitled to withdraw from being a Partner of the Partnership except in accordance with Section 8.08. Any additional General Partner or - 53 - 737868395 substitute General Partner admitted as a general partner of the Partnership pursuant to this Section 8.06 is hereby authorized to, and shall, continue the Partnership without dissolution. (c) Except as otherwise provided in Article IX or the Act, no admission, substitution, withdrawal or removal of a Partner will cause the dissolution of the Partnership. To the fullest extent permitted by law, any purported admission, withdrawal or removal that is not in accordance with this Agreement shall be null and void. Section 8.07. Admission of Assignees as Substitute Limited Partners. An Assignee will become a substitute Limited Partner only if and when each of the following conditions is satisfied: (a) the General Partner consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in each case in the General Partner’s reasonable discretion; (b) if required by the General Partner, the General Partner receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a substitute Limited Partner) that are in a form satisfactory to the General Partner (as determined in its reasonable discretion); (c) if required by the General Partner, the General Partner receives an opinion of counsel satisfactory to the General Partner to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and (d) if required by the General Partner, the parties to the Transfer, or any one of them, pays all of the Partnership’s reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Partnership). Section 8.08. Withdrawal and Removal of Limited Partners. Subject to Section 8.05, if a Limited Partner ceases to hold any Units, then such Limited Partner shall cease to be a Limited Partner and to have the power to exercise any rights or powers of a Limited Partner (hereunder or under applicable law), and shall be deemed to have withdrawn from the Partnership. Section 8.09. Indirect Transfer to an Equity Holder. For the avoidance of doubt, subject to Section 8.04(b), in order to effectuate a Transfer of Units by a Limited Partner to an equity holder of such Limited Partner, a Limited Partner may Transfer Units to a Subsidiary of such Limited Partner and transfer its ownership in such Subsidiary to the Limited Partner’s equity holder. Notwithstanding Section 8.07(a), Section 8.07(b) and Section 8.07(c), but subject to Section 8.07(d), upon the Transfer of the Units by a Limited Partner to a Subsidiary thereof, such Subsidiary shall be automatically admitted as a Limited Partner upon its execution of a counterpart signature page to this Agreement. - 54 - 737868395

ARTICLE IX. DISSOLUTION, LIQUIDATION AND TERMINATION Section 9.01. No Dissolution. Except as required by the Act, the Partnership shall not be dissolved solely by reason of the admission of additional Partners or withdrawal of Partners in accordance with the terms of this Agreement. The Partnership may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article IX, and the Partners, to the fullest extent permitted by law, hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets. Section 9.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Dissolution Event”): (a) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Partnership in conformity with this Agreement; (b) any event which makes it unlawful for the business of the Partnership to be carried on by the Partners; (c) the written consent of all Partners; (d) at any time there are no limited partners, unless the Partnership is continued in accordance with the Act; (e) the Incapacity or removal of the General Partner or the occurrence of a Disabling Event with respect to the General Partner; provided that the Partnership will not be dissolved or required to be wound up in connection with any of the events specified in this Section 9.02(e) if: (i) at the time of the occurrence of such event there is at least one other general partner of the Partnership who is hereby authorized to, and elects to, carry on the business of the Partnership; or (ii) all remaining Limited Partners consent to or ratify the continuation of the business of the Partnership and the appointment of another general partner of the Partnership, effective as of the event that caused the General Partner to cease to be a general partner of the Partnership, within 120 days following the occurrence of any such event, which consent shall be deemed (and if requested each Limited Partner shall provide a written consent or ratification) to have been given for all Limited Partners if the holders of more than 50% of the Units then outstanding agree in writing to so continue the business of the Partnership; or (f) the determination of the General Partner in its reasonable discretion. Notwithstanding any other provision of this Agreement (including Section 8.06 hereof) or the Act, upon the Incapacity or removal of the General Partner, the occurrence of a Disabling Event with respect to the General Partner, or upon the occurrence of any other event that causes the General Partner to withdraw as, or cease to be, the general partner of the Partnership (each, a “Triggering Event”), Parent (or in the event that Counselors determines that Parent should not - 55 - 737868395 serve in such capacity, a nominee selected by Counselors (other than Counselors itself or its members)) shall, without any action of any other Person, be automatically admitted as a general partner of the Partnership (a “Substitute GP”) upon the execution by such Substitute GP of a counterpart signature page to this Agreement. Such Substitute GP shall be deemed admitted to the Partnership as a general partner of the Partnership effective immediately prior to the occurrence of such Triggering Event. The Substitute GP shall have no interest in the profits, losses and capital of the Partnership and will have no right to receive any distributions of Partnership assets. Upon admission of a Substitute GP in accordance with the foregoing, such Substitute GP is hereby authorized to, and elects to, carry on the business of the Partnership in accordance with the terms of this Agreement and the Act, and the Partnership shall continue without dissolution. Section 9.03. Distribution upon Dissolution. Upon dissolution, the Partnership shall not be terminated and shall continue until the winding up of the affairs of the Partnership is completed. Upon the winding up of the Partnership, the General Partner, or any other Person designated by the General Partner (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Partnership and shall, unless the General Partner determines otherwise, liquidate the assets of the Partnership as promptly as is consistent with obtaining the fair value thereof. [*]. Then, the proceeds of any liquidation shall be applied and distributed in the following order: (a) first, to the satisfaction of debts and liabilities of the Partnership (including satisfaction of all indebtedness to Partners and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Partnership (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 9.03; and (b) second, the remaining proceeds, if any (the “Liquidating Proceeds”), shall be distributed pursuant to Section 4.06 (substituting “Liquidating Proceeds” for “Sales Proceeds”). Section 9.04. Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation. Section 9.05. Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Units in the manner provided for in this Article IX, and the Certificate shall have been cancelled in the manner required by the Act. Section 9.06. Claims of the Partners. The Partners shall look solely to the Partnership’s assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any other Partner or any other Person. No Partner with a negative balance in such Partner’s Capital Account shall have any obligation to the Partnership or to the other Partners or - 56 - 737868395 to any creditor or other Person to restore such negative balance during the existence of the Partnership, upon dissolution or termination of the Partnership or otherwise, except to the extent required by the Act. Section 9.07. Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, this Section 9.07 and the provisions of Section 10.01, Section 10.02, Section 11.09 and Section 11.10 shall survive the termination of the Partnership. ARTICLE X. LIABILITY AND INDEMNIFICATION Section 10.01. Liability of Partners. (a) No Limited Partner and no Affiliate, manager, member, employee or agent of a Limited Partner shall be liable for any debt, obligation or liability of the Partnership or of any other Partner or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Partner of the Partnership, except to the extent required by the Act. (b) Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties or standards expressly set forth herein are approved by the Partnership, each of the Partners and each other Person bound by this Agreement. Whenever in this Agreement or any other agreement contemplated hereby one or more Indemnitees or other Persons are permitted to or required to make a decision (i) in their “discretion” or (ii) pursuant to any provision not subject to an express standard of “good faith” (regardless of whether there is a reference to “discretion” or any other standard), then the Indemnitee(s) or such other Person(s), as applicable, in making such decision, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership, the Partners, or any other Person (including any creditor of the Partnership), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise. Notwithstanding the immediately preceding sentence, if a decision or action under this Agreement is to be made or taken by one or more Indemnitees or other Persons in “good faith”, the Indemnitee(s) or such other Person(s) shall act in “good faith” and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise and any decision or action made or taken or omitted to be made or taken in good faith shall not be a breach of this Agreement or any other agreement contemplated hereby or otherwise applicable provision of law or in equity. For all purposes of this Agreement and notwithstanding any applicable provision of law or in equity, a determination or other action or failure to act by one or more Indemnitees or other Persons conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith” unless the Indemnitee(s) or such other Person(s), as applicable, - 57 - 737868395 subjectively believed such determination, action or failure to act was adverse to the interests of the Partnership. The belief of a majority of the Board of Directors of Parent or committee thereof shall be deemed to be the belief of the Board of Directors of Parent or such committee. In any proceeding brought by the Partnership, any Limited Partner or any other Person who is bound by this Agreement challenging an action, determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act did not satisfy the applicable standard of conduct pursuant to this Agreement. To the fullest extent permitted by law, any action or determination taken or made by one or more Indemnitees or other Persons which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Act and any other applicable fiduciary requirements. (c) To the extent that, at law or in equity, any Partner (including without limitation, the General Partner) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, to another Partner or to another Person who is a party to or is otherwise bound by this Agreement, the Partners (including without limitation, the General Partner) acting under this Agreement will not be liable to the Partnership, to any such other Partner or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. (d) The General Partner and any other Indemnitees may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by such Person on behalf of the Partnership in accordance with the advice or opinion of such counsel, accountants or financial or other advisors shall be conclusively presumed to have been done or omitted in good faith in accordance with such advice or opinion so long as such counsel or accountants or financial or other advisors were selected with reasonable care. Section 10.02. Indemnification. (a) Indemnification. To the fullest extent permitted by law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than such law permitted the Partnership to provide prior to such amendment), the Partnership shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Partnership or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee shall not be entitled to indemnification hereunder if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.02, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct; provided, further, that if any employee of the Partnership, the Issuer or any Affiliate brings any action, suit or proceedings against the - 58 - 737868395

Partnership, the General Partner or any Affiliate of the foregoing, such employee shall not be entitled to indemnification under this Section 10.02, unless the General Partner in its reasonable discretion consents thereto. The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee) (the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person shall be entitled to contribution or indemnification from or subrogation against the Partnership. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Partnership or any Indemnitee. (b) Advancement of Expenses. To the fullest extent permitted by law, the Partnership shall promptly pay expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 10.02 or otherwise. (c) Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 10.02 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law. (d) Insurance. (i) To the fullest extent permitted by law, the Partnership may purchase and maintain insurance on behalf of any person described in Section 10.02(a) against any liability asserted against such person, whether or not the Partnership would have the power to indemnify such person against such liability under the provisions of this Section 10.02 or otherwise. (ii) In the event of any payment by the Partnership under this Section 10.02, the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Partnership, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Partnership to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The - 59 - 737868395

Partnership shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation. (iii) The Partnership shall not be liable under this Section 10.02 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this Section 10.02 or any insurance policy, contract, agreement or otherwise. (e) Non-Exclusivity of Rights. The provisions of this Section 10.02 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 10.02 shall be deemed to be a contract between the Partnership and each person entitled to indemnification under this Section 10.02 (or legal representative thereof) who serves in such capacity at any time while this Section 10.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 10.02 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 10.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Partnership that indemnification of any person whom the Partnership is obligated to indemnify pursuant to Section 10.02(a) shall be made to the fullest extent permitted by law. (f) Notwithstanding anything to the contrary set forth in this Section 10.02, any indemnification or advancement obligation of the Partnership under this Agreement shall only be satisfied to the extent that the Partnership will remain solvent, as determined by the General Partner in its reasonable discretion, after payment of such obligations, and thereafter any such obligation shall terminate. For purposes of this Section 10.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Partnership” shall include any service as a director, officer, employee or agent of the Partnership which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. This Section 10.02 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.02(a). - 60 - 737868395

Section 10.03. Exculpation. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Partners or any other Persons who are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties, if any) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. ARTICLE XI. MISCELLANEOUS Section 11.01. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and made (i) the date such notice, request, claim, demand or other communication is served by delivery in person upon the Person for whom it is intended, (ii) the date sent if delivered by electronic mail (provided, that for such electronic mail to be deemed to have been given on the date it is sent, a copy of such notice, request, claim, demand or other communication is also furnished on such date to a nationally recognized overnight courier for next business day delivery), (iii) three business days after mailing if sent by certified or registered mail, return receipt requested, or (iv) one business day after being furnished to a nationally recognized overnight courier for next business day delivery, in each case to the Person at the applicable address or electronic mail address set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02): (a) If to the Partnership, to: Beneficient Company Holdings, L.P. c/o The Beneficient Company Group, L.P. 325 N. St. Paul Street, Suite 4850 Dallas, Texas 75201 Attention: General Counsel Electronic mail: notice@beneficient.com - 61 - 737868395

(b) If to any Partner, to: c/o The Beneficient Company Group, L.P. 325 N. St. Paul Street, Suite 4850 Dallas, Texas 75201 Attention: General Counsel Electronic mail: notice@beneficient.com The Beneficient Company Group, L.P. shall use commercially reasonable efforts to forward any such communication to the applicable Partner’s address or electronic mail address as shown in the Partnership’s books and records. (c) If to the General Partner, to: The Beneficient Company Group, L.P. 325 N. St. Paul Street, Suite 4850 Dallas, Texas 75201 Attention: General Counsel Electronic mail: notice@beneficient.com Section 11.03. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law. Section 11.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns. Section 11.05. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement. Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language. Section 11.06. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed - 62 - 737868395 counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.06. Section 11.07. Further Assurances. Each Limited Partner shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Section 11.08. Entire Agreement. This Agreement and the September Amendment constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. For the avoidance of doubt, the September Amendment shall continue in effect and shall amend this Agreement until the termination of the September Amendment in accordance with its terms. Section 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the principles of conflicts of law. Section 11.10. Dispute Resolution. (a) The Partnership, and each Partner, each other Person who acquires a Unit or other interest in the Partnership and each other Person who is bound by this Agreement (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the General Partner shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any interest in the Partnership (including, without limitation, any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including without limitation the validity, scope or enforceability of this Section 11.10(a) or the arbitrability of any Dispute (as defined below), (B) the duties, obligations or liabilities of the Partnership to the Partners, or of the Partners to the Partnership, or among Partners, (C) the rights or powers of, or restrictions on, the Partnership, or any Partner, (D) any provision of the Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Act relating to the Partnership or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”) shall be finally settled by arbitration conducted by three arbitrators (or, in the event the amount of quantified claims and/or estimated monetary value of other claims contained in the applicable request for arbitration is less than $3.0 million, by a sole arbitrator) in Wilmington, Delaware in accordance with the Rules of Arbitration of the International Chamber of Commerce (including the rules relating to costs and fees) existing on the date of this Agreement except to the extent those rules are inconsistent with the terms of this Section 11.10, and that such arbitration shall be the exclusive manner pursuant to which any Dispute shall be resolved; (ii) agrees that this Agreement involves commerce and is governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. and any applicable treaties governing the recognition and enforcement of international arbitration agreements and awards; (iii) agrees to take all steps necessary or advisable, including - 63 - 737868395 the execution of documents to be filed with the International Court of Arbitration or the International Centre for ADR in order to properly submit any Dispute for arbitration pursuant to this Section 11.10(a); (iv) irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the submission of any Dispute for arbitration pursuant to this Section 11.10(a) and any right to lay claim to jurisdiction in any venue; (v) agrees that (A) the arbitrator(s) shall be U.S. lawyers, U.S. law professors and/or retired U.S. judges and all arbitrators, including the president of the arbitral tribunal, may be U.S. nationals and (B) the arbitrator(s) shall conduct the proceedings in the English language; (vi) agrees that except as required by law (including any disclosure requirement to which the Partnership may be subject under any securities law, rule or regulation or applicable securities exchange rule or requirement) or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain; (vii) irrevocably agrees that, unless the General Partner and the relevant named party or parties shall otherwise mutually agree in writing, (A) the arbitrator(s) may award declaratory or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party’s individual claim, (B) SUCH CONSENTING PARTY MAY BRING CLAIMS ONLY IN ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, CLASS REPRESENTATIVE OR CLASS MEMBER, OR AS A PRIVATE ATTORNEY GENERAL, IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING, and (C) the arbitrator(s) may not consolidate more than one person’s claims, and shall not have authority otherwise to preside over any form of a representative or class or consolidated proceeding or entertain any claim on behalf of a person who is not a named party, nor shall any arbitrator have authority to make any award for the benefit of, or against, any person who is not a named party; and (viii) agrees that if a Dispute that would be arbitrable under this Agreement if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its Affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its Affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this arbitration agreement. Notwithstanding Section 11.01, each provision of this Section 11.10(a) shall be deemed material, and shall not be severable and this Section 11.10(a) shall be enforced only in its entirety. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. (b) Notwithstanding the provisions of Section 11.10(a), any Consenting Party may bring an action or special proceeding for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Consenting Party (i) irrevocably agrees that, unless the General Partner consents in writing to the selection of an alternative forum, any such action or special proceeding shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive - 64 - 737868395 jurisdiction of such courts in connection with any such action or special proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such action or special proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such action or special proceeding is brought in an inconvenient forum, or (C) the venue of such action or special proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such action or special proceeding; (v) consents to process being served in any such action or special proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; (VI) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. (c) If the arbitrator(s) shall determine that any Dispute is not subject to arbitration, or the arbitrator(s) or any court or tribunal of competent jurisdiction shall refuse to enforce any provision of Section 11.10(a) or shall determine that any Dispute is not subject to arbitration as contemplated thereby, then, and only then, shall the alternative provisions of this Section 11.10(c) be applicable. Each Consenting Party, to the fullest extent permitted by law, (i) irrevocably agrees that unless the General Partner consents in writing to the selection of an alternative forum, any Dispute shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction over such Dispute; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (VI) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. The parties acknowledge that the fora designated by this Section 11.10(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another. Section 11.11. Expenses. Except as otherwise specified in this Agreement, the Partnership shall be responsible for all costs and expenses, including, without limitation, fees and - 65 - 737868395 disbursements of counsel, financial advisors and accountants, incurred in connection with its operation. Section 11.12. Amendments and Waivers. (a) Subject to this Section 11.12, this Agreement may be amended, supplemented, waived or modified by the General Partner in its reasonable discretion without the approval of any Limited Partner or other Person; provided that no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same Class without the prior written consent of such holder (or, if there is more than one such holder that is so affected, without the prior written consent of a majority in interest of such affected holders in accordance with their holdings of such Class of Units); provided, further, that no amendment may be made that would materially and adversely affect the rights of a particular Class without the prior written consent of a majority in interest of the holders of such Class; provided, further, however, that notwithstanding the foregoing, the General Partner may, without the written consent of any Limited Partner or any other Person, amend, supplement, waive or modify any provision of this Agreement or the Partnership Register and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Partnership pursuant to Section 7.01 (and subject to compliance with Section 7.11); (ii) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement, including pursuant to Section 7.01; (iii) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership; (iv) any amendment, supplement, waiver or modification that the General Partner determines in its reasonable discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and/or (v) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including a change in the dates on which distributions are to be made by the Partnership. For the avoidance of doubt, any amendment to Section 4.01, Section 4.02, the first sentence of Section 5.03, Section 5.04, Section 5.06, Section 7.02 (to the extent such amendment requires Units to be certificated), Section 7.08, Section 7.09, Section 7.10, Section 7.11, Section 7.12, Section 7.13, Section 7.14, or, to the extent related to any of the foregoing, Section 1.01, in each case that in any way affects the rights of the holder(s) of any class of Preferred Series Unit Accounts shall be deemed to materially affect the rights of the holder(s) of such Class. Subject to any requirement herein to seek the consent of a particular Class, if consent from multiple holders is required to be obtained pursuant to this Section 11.12(a), then the consent of a majority in interest (calculated on an as converted basis, assuming all such holders had converted the Equity Interests held by them to Class A Units) of all such holders shall constitute the consent of all such holders. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Partners. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Partner or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by - 66 - 737868395 the General Partner and the Limited Partners shall be deemed a party to and bound by such amendment. (b) Notwithstanding anything in this Agreement to the contrary, in addition to any required approval of any holder or Class pursuant to Section 11.12(a), any amendment, supplement, waiver or modification of the definitions of “Available Cash Flow” or “Minimum Retained Earnings” or Section 4.01(d), shall require the approval of the Executive Committee. (c) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. (d) Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership’s property. Section 11.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Section 10.02); provided, however, that each employee, officer, director, agent or indemnitee of any Consenting Party or its Affiliates is an intended third party beneficiary of Section 11.10(a) and shall be entitled to enforce its rights thereunder. Section 11.14. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Section 11.15. Power of Attorney. Each Limited Partner, by its execution hereof, hereby makes, constitutes and appoints the General Partner as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Limited Partners have agreed to provide upon a matter receiving the agreed support of Limited Partners) deemed advisable by the General Partner to carry out the provisions of this Agreement (including the provisions of Section 8.03) and Law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (d) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed - 67 - 737868395 advisable by the General Partner to effect the liquidation and termination of the Partnership; and (f) all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership. It is expressly intended by each Limited Partner that the power of attorney granted by this Section 11.15 is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent death, disability or incapacity of such Limited Partner (or if such Limited Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof). Section 11.16. Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 11.12, the General Partner may, or may cause the Partnership to, without the approval of any Limited Partner or other Person, enter into separate subscription, letter or other agreements with individual Limited Partners with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such Limited Partner(s) party thereto notwithstanding the provisions of this Agreement. The General Partner may from time to time execute and deliver to the Limited Partners schedules which set forth information contained in the books and records of the Partnership and any other matters deemed appropriate by the General Partner. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever. Section 11.17. Partnership Status. The parties intend to treat the Partnership as a partnership for U.S. federal income tax purposes. Section 11.18. Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an email with scan attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of an email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense. [Remainder of Page Intentionally Left Blank] - 68 - 737868395

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated. GENERAL PARTNER: THE BENEFICIENT COMPANY GROUP, L.P. By: Beneficient Management, L.L.C., its general partner By: /s/ Art Damoulakis Name: Art Damoulakis Title: General Counsel [Signature Page to 5th A&R LPA of Beneficient Company Holdings, L.P.] 737868395

Annex A JOINDER AGREEMENT Reference is made to the Fifth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. (the “Partnership”), dated as of July 15, 2020, (as amended, the “Agreement”). All capitalized, but undefined terms used in this joinder agreement (this “Joinder Agreement”) shall have the meanings assigned to them in the Agreement. By executing this Joinder Agreement, [Insert Name of New Limited Partner] (the “New Limited Partner”), hereby agrees that effective upon the execution of this Joinder Agreement by each of the parties hereto, it shall be bound by all of the terms and conditions of the Agreement and shall become a party to the Agreement. The execution by the New Limited Partner of this Joinder Agreement shall constitute its execution of a counterpart signature page to the Agreement. Upon the execution of this Joinder Agreement by each of the parties hereto, the New Limited Partner shall be admitted as a Limited Partner of the Partnership effective as of [Insert Date]. IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of ________________ ___, 20___. [SIGNATURE BLOCK OF NEW LIMITED PARTNER] Accepted and Agreed by: GENERAL PARTNER: THE BENEFICIENT COMPANY GROUP, L.P. By: Beneficient Management, L.L.C., its general partner By: Name: Title: Annex A 737868395

Exhibit A Exchange Fund Portfolio Interests (See attached.) Exhibit A 737868395

Schedule A Quarterly Rate Cap For any measurement period the Quarterly Rate Cap shall be as follows: Annualized Revenues * Quarterly Rate Cap (in millions) More Than Less Than or Equal To $ 0.0 $ 80.0 0.25% 80.0 105.0 0.50% 105.0 125.0 0.75% 125.0 135.0 1.00% 135.0 140.0 1.25% 140.0 N/A If Annualized Revenues exceed $140.0 million, no Quarterly Rate Cap *“Annualized Revenue” means four times the sum of (1) total interest, fee, and dividend income, and (2) total non-interest revenues (in the case of (1) and (2), as reflected in the then applicable quarterly financial statements of the Partnership). Schedule A 737868395